UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Astoria Financial Corporation
(Name of Registrant as Specified In Its Charter)

N/A

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One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

April 8, 2008

Dear Fellow Astoria Financial Corporation Shareholder:

I am very pleased to invite you to Astoria Financial Corporation’s Annual Meeting of Shareholders to be held at the The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040 on Wednesday, May 21, 2008, at 9:30 A.M., Eastern Time. At this meeting, you will be asked to vote for the election of directors, ratify the appointment of our independent registered public accounting firm and consider any other business that may properly come before the meeting.

This year, we are pleased to announce that we are taking advantage of the new Securities and Exchange Commission rule that authorizes companies to furnish their proxy materials over the Internet. On April 8, 2008, we mailed an Important Notice Regarding the Availability of Proxy Materials to our shareholders of record and beneficial owners as of March 26, 2008, which contains instructions for our shareholders’ use of this new process including how to access our Proxy Statement and Annual Report and how to vote on the Internet. All shareholders and beneficial owners will have the ability to access free of charge all of the proxy materials on a website referred to in the Notice.

The Notice also contains instructions to allow you, if you wish, to request that copies of the proxy materials be sent to you by mail.

You are cordially invited to attend the Annual Meeting of Stockholders in person. Even if you plan to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is extremely important. We appreciate your taking the time to vote promptly.

Sincerely

George L. Engelke, Jr.
Chairman and Chief Executive Officer

One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 21, 2008

The Annual Meeting of Shareholders of Astoria Financial Corporation will be held on Wednesday, May 21, 2008, at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. The meeting will be held to consider and act upon the following matters:

1.	The election of four directors, three for terms of three years each and one for a term of two years;

2	The ratification of the appointment of the independent registered public accounting firm; and

3.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of record of Astoria Financial Corporation common stock, as of the close of business on March 26, 2008, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at the meeting and at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042 for a period of ten days prior to the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES OVER THE INTERNET AS WE DESCRIBE IN THE ACCOMPANYING MATERIALS AND IN THE IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS. AS AN ALTERNATIVE, IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. VOTING OVER THE INTERNET OR MAILING A PROXY CARD WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR ATTEND THE ANNUAL MEETING.

By order of the Board of Directors,

Alan P. Eggleston
Executive Vice President, Secretary and General Counsel
Dated: April 8, 2008

Astoria Financial Corporation
Proxy Statement
Table of Contents

General Information	1
Voting and Quorum Requirements	2
How to Vote	2
Revocation of Proxies	3
Security Ownership of Certain Beneficial Owners	3
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	4
Board Nominees, Directors and Executive Officers	5
Biographical Information	6
Directors and Board Nominees	6
Executive Officers Who Are Not Directors	8
Director Independence	9
Director Independence Standards	9
Identifying and Evaluating Nominees for Director	11
Committees and Meetings of the Board	12
Compensation Committee	12
Corporate Governance	13
Nominating and Corporate Governance Committee	15
Audit Committee	15
Transactions with Certain Related Persons	16
Security Ownership of Management	19
Compensation Committee Interlocks and Insider Participation	20
Director Compensation	21
Directors’ and Other Fee Arrangements	21
Directors’ Option Plans	21
2007 Directors Stock Plan	22
Directors’ Retirement Plan	22
Directors Deferred Compensation Plan	24
Directors’ Death Benefit	24
Travel Expenses and Other Perquisites	24
2007 Director Compensation Table	25
Executive Compensation	26
Compensation Committee Report	26
Compensation Discussion and Analysis	26
Executive Compensation Philosophy	27
Base Salary	29
Short-Term Non-Equity Incentive Plan Compensation	32
Equity-Based Compensation	34
Retirement Benefits	35
Perquisites	37
Other Banking Services	37
Company-Provided Automobiles	37
Use of Leased Corporate Aircraft and Other Travel-Related Expenses	37
Other Benefits	38
Summary Compensation Table	39
All Other Compensation Table	40
2007 Grants of Plan-Based Awards Table	42
2007 Outstanding Equity Awards At Fiscal Year-End Table	43
2007 Option Exercises and Stock Vested	45
Additional DB Plan Information	45
2007 Pension Benefits Table	47

i

Other Potential Post-Employment Payments	48
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	52
KPMG LLP Fees Billed For The Fiscal Years Ended December 31, 2006 And 2007	53
Audit Committee	54
Report of the Audit Committee	54
Additional Information	55
Section 16(a) Beneficial Ownership Reporting Compliance	55
Cost of Proxy Solicitation	55
Shareholder Proposals	55
Notice of Business to be Conducted at an Annual Meeting	55
Shareholder Communications	56
Director Attendance at Annual Meetings	56
Other Matters Which May Properly Come Before the Meeting	57

ii

ASTORIA FINANCIAL CORPORATION
One Astoria Federal Plaza
Lake Success, New York 11042-1085

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 21, 2008

General Information

This Proxy Statement is being furnished to holders of Astoria Financial Corporation, referred to as AFC, common stock in connection with the solicitation of proxies by the Board of Directors of AFC, referred to as the Board, for use at the AFC Annual Meeting of Shareholders to be held on May 21, 2008, and at any adjournments or postponements thereof, referred to as the Annual Meeting. AFC’s Annual Meeting will be held at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York 11040. Only holders of record of AFC’s issued and outstanding common stock, par value $0.01 per share, referred to as AFC Common Stock, as of the close of business on the Record Date, March 26, 2008, are entitled to vote at the Annual Meeting.

Under rules and regulations that the Securities and Exchange Commission, referred to as the SEC, recently adopted, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of AFC Common Stock, we are now furnishing proxy materials, which include our Proxy Statement and AFC’s 2007 Annual Report and Form 10-K, which includes the consolidated financial statements of AFC for the fiscal year ended December 31, 2007, referred to as the Consolidated Financial Statements, to our stockholders over the Internet and providing an Important Notice Regarding the Availability of Proxy Materials by mail. Unless you are a participant in the Astoria Federal Savings and Loan Association, referred to as the Association, Incentive Savings Plan, referred to as the Incentive Savings Plan, or the Association Employee Stock Ownership Plan, referred to as the ESOP, you will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Important Notice Regarding the Availability of Proxy Materials. The Important Notice Regarding the Availability of Proxy Materials also will instruct you as to how you may access and review all of the important information contained in the proxy materials, including how you may submit your proxy, all via the Internet.

If you received the Important Notice Regarding the Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Important Notice Regarding the Availability of Proxy Materials. If you intend to request such materials, we encourage you to do so promptly. In any case, you must request such materials no later than May 5, 2008, in order to allow timely delivery to you.

AFC is mailing the Important Notice Regarding the Availability of Proxy Materials on or about April 8, 2008 to each shareholder of record at the holder’s address of record.

Voting and Quorum Requirements

As of the Record Date, there were 95,952,114 shares of AFC Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Except as described below, each share of AFC Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to properly come before the Annual Meeting. The presence, either in person or by proxy, of the holders of a majority of all of the shares of AFC Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

The election of directors shall be by a plurality of votes cast by the holders of AFC Common Stock present, in person or by proxy, and entitled to vote thereon. Holders of AFC Common Stock may not vote their shares cumulatively with respect to the election of directors. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC requires the affirmative vote of a majority of the votes cast by the holders of AFC Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

Shares of AFC Common Stock as to which the “ABSTAIN” box has been selected on the proxy card with respect to the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for AFC will be counted as present and entitled to vote and will have the effect of a vote against such ratification. In contrast, shares of AFC Common Stock underlying broker non-votes and shares for which a proxy card is not returned will not be counted as present and entitled to vote and will have no effect on such proposal.

How to Vote

You may vote your shares:

 (1)          By Internet. Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on Tuesday, May 20, 2008. Once you are in the Internet voting system, you can record and confirm or change your voting instructions.

(2)	By mail. If you requested and received by mail a proxy card, mark and sign such proxy card and return it in the enclosed postage-paid envelope.

Every properly executed or submitted proxy card that is received by AFC prior to the closing of the polls at the Annual Meeting will be voted in accordance with the instructions contained therein unless otherwise revoked. Properly executed or submitted unmarked proxy cards will be voted FOR the election of the Board’s nominees as directors and FOR the ratification of the appointment of the independent registered public accounting firm.

Alternatively, you may attend the annual meeting and vote in person. Voting over the Internet or mailing a proxy card will not limit your right to vote in person or attend the Annual Meeting. If you are a shareholder whose shares are not registered in your own name, you will need an assignment of voting rights from the shareholder of record to vote personally at the Annual Meeting.

Pursuant to the Certificate of Incorporation of AFC, no record shareholder of AFC Common Stock which is beneficially owned, directly or indirectly, by a shareholder who, as of the Record Date, beneficially owns more than ten percent (10%) of AFC Common Stock outstanding on such date will be entitled or permitted to vote any shares of AFC Common Stock in excess of ten percent (10%) of AFC Common Stock outstanding as of the Record Date. For purposes of this limitation, neither the ESOP, nor the trustee of such plan is considered the beneficial owner of the AFC Common Stock held by the ESOP.

Participants in the ESOP and the Incentive Savings Plan, have the right to direct the voting of AFC Common Stock held in their plan accounts, but do not have the right to vote those shares personally at the Annual Meeting. Such participants should refer to the voting instructions provided by the plan fiduciaries for information on how to direct the voting of such shares.

Revocation of Proxies

Any shareholder who executes a proxy has the right to revoke it at any time before it is voted. A proxy may be revoked by delivering to the Secretary of AFC, at its principal office or at the Annual Meeting prior to the closing of the polls at the Annual Meeting, either a written revocation or a proxy, duly executed, bearing a later date or by attending the Annual Meeting and voting in person.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of AFC Common Stock by each person or group of persons, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, known to AFC to be the beneficial owner of more than five percent (5%) of AFC voting stock. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Committee under the ESOP,	11,855,524	(1)	12.36
Committee appointed as Plan Administrator of the Association
Incentive Savings Plan,
Trustee of the Association Employees’ Pension Plan, and
ESOP
c/o Astoria Federal Savings and Loan Association
One Astoria Federal Plaza
Lake Success, New York 11042

EARNEST Partners, LLC	8,146,102	(2)	8.49
1180 Peachtree Street NE
Suite 2300
Atlanta, Georgia 30309

ClearBridge Advisors, LLC and	5,449,395	(3)	5.68
Smith Barney Fund Management LLC
399 Park Avenue
New York, New York 10022

(1)
The ESOP is an employee stock ownership plan under the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA. The ESOP provides for individual accounts for the accrued benefits of participating employees of AFC and its subsidiaries and their beneficiaries and is administered by the Committee under the ESOP comprised of five officers of the Association. The assets of the ESOP are held in trust by Prudential Bank & Trust, FSB. The five individuals comprising the Committee under the ESOP also serve as the Committee appointed as Plan Administrator of the Incentive Savings Plan and as Trustee of the Association Employees’ Pension Plan, and is referred to as the Committees. The Incentive Savings Plan is a defined contribution pension plan under ERISA and the Association Employees’ Pension Plan, referred to as the Employees Pension Plan, is a defined benefit pension plan under ERISA. The ESOP held, as of December 31, 2007, 10,225,542 shares of AFC Common Stock, 4,464,151 shares of which had been allocated to the accounts of individual participants and their beneficiaries. State Street Bank and Trust Company has been appointed as a fiduciary of the ESOP for the purpose of determining how to vote the ESOP’s AFC Common Stock at the Annual Meeting. For voting purposes, each participant as a “named fiduciary” will be eligible to direct State Street Bank and Trust Company how to vote at the Annual Meeting as to the number of shares of AFC Common Stock which have been allocated to his or her account under the ESOP. The remaining unallocated shares and any allocated shares with respect to which no voting instructions have been received will be voted by State Street Bank and Trust Company at the Annual Meeting in the same manner and proportion as the allocated shares with respect to which voting instructions have been received, so long as such vote is in accordance with the provisions of ERISA. In certain circumstances, ERISA may confer upon State Street Bank and Trust Company and/or the trustee the power and duty to control the voting and tendering of AFC Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights as well as the voting and tendering of unallocated AFC Common Stock. As of December 31, 2007, the Employees Pension Plan held 773,308 shares of AFC Common Stock. The trustees will determine the manner in which such shares are voted at the Annual Meeting. The Incentive Savings Plan, as of December 31, 2007, held 856,674 shares of AFC Common Stock for the account of individual participants of the Incentive Savings Plan. For voting purposes, each participant as a “named fiduciary” will be eligible to provide voting instructions which will be taken into account by the Association, through the Committee, in directing Prudential Bank & Trust Company, as trustee of the Incentive Savings Plan, how to vote at the Annual Meeting as to the number of shares of AFC Common Stock which have been allocated to such participant’s account under the Incentive Savings Plan, so long as such vote is in accordance with the provisions of ERISA. In certain circumstances, ERISA may confer upon the Association, the Committee and/or the trustee the power and duty to control the voting and tendering of AFC Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Pursuant to a Schedule 13G filed February 13, 2008, the ESOP claims beneficial ownership of, and shared voting and dispositive power with respect to, 10,225,542 shares of AFC Common Stock as of December 31, 2007. The Committee under the ESOP, the Committee appointed as Plan Administrator of the Incentive Savings Plan and the Trustees of the Employees Pension Plan claim beneficial ownership of 11,855,524 shares of AFC Common Stock, sole voting and dispositive power with respect to 773,308 shares of AFC Common Stock, shared voting power with respect to 856,674 shares of AFC Common Stock and shared dispositive power with respect to 11,082,216 shares of AFC Common Stock as of December 31, 2007.

(2)
According to a filing on Schedule 13G, Amendment No. 3, filed on or about January 31, 2008, EARNEST Partners, LLC claims sole voting power with respect to 3,414,271 shares of AFC Common Stock, shared voting power with respect to 2,307,251 shares of AFC Common Stock and sole dispositive power with respect to 8,146,102 shares of AFC Common Stock as of December 31, 2007. EARNEST Partners, LLC is reporting as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act.

(3)
According to a joint filing on Schedule 13G, Amendment No. 2, filed on or about February 14, 2008, ClearBridge Advisors, LLC claims shared voting power with respect to 5,140,674 shares of AFC Common Stock and shared dispositive power with respect to 5,437,695 shares of AFC Common Stock as of December 31, 2007. Smith Barney Fund Management LLC claims shared voting and dispositive power with respect to 11,700 shares of AFC Common Stock as of December 31, 2007. ClearBridge Advisors, LLC and Smith Barney Fund Management LLC are reporting as a group in accordance with Rule 13d-1(b)(1)(ii)(J) of the Exchange Act.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Board consists of ten (10) directors divided into three classes: two of four directors each and one of two directors. Upon election by the shareholders, the directors of each class generally serve for a term of three years, with the directors of one class elected each year. From time to time, nominees may be recommended for shorter terms to either reclassify the directors, so as to maintain the classes as equal in number as possible, or to provide earlier shareholder input in filling expected vacancies. In order to reclassify the Board so as to maintain the classes as equal in number as possible, the Board has nominated and is recommending that the shareholders elect one nominee, Leo J. Waters, at the Annual Meeting to a two year term. If elected at the Annual Meeting, Mr. Waters will reach mandatory retirement age from the Board following the close of the regular Board meeting scheduled immediately preceding November 24, 2009. In anticipation of this event, the Board upon recommendation of the Nominating and Corporate Governance Committee nominated Mr. Waters for a two year term.

In all cases, directors serve until their respective successors are duly elected and qualified. Pursuant to the Bylaws of AFC, no person is eligible for election or appointment as a director who is seventy-five (75) years of age or older, and no person shall continue to serve as a director after the regular Board meeting immediately preceding such director’s seventy-fifth (75th) birthday.

The directors whose terms expire at the Annual Meeting are George L. Engelke, Jr., Peter C. Haeffner, Jr., Ralph F. Palleschi, and Leo J. Waters. Each of these directors, referred to individually as a Board Nominee and collectively as the Board Nominees, has been nominated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee, to stand for reelection, and, if elected, to serve for a term expiring at the annual meeting of shareholders of AFC to be held in 2011 in the case of Mr. Engelke, Mr. Haeffner and Mr. Palleschi, and at the annual meeting of shareholders of AFC to be held in 2010 in the case of Mr. Waters. Each Board Nominee has consented to being named in this Proxy Statement and to serve as a director of AFC if elected.

If any Board Nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board to replace such nominee. The Board presently has no knowledge that any of the Board Nominees will refuse or be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE BOARD NOMINEES FOR ELECTION AS DIRECTORS OF AFC FOR TERMS OF THREE YEARS EACH, IN THE CASE OF MR. ENGELKE, MR. HAEFFNER AND MR. PALLESCHI, AND TWO YEARS, IN THE CASE OF MR. WATERS.

Board Nominees, Directors and Executive Officers

The following table sets forth information regarding the Board Nominees for election and members of the Board.

Name	Age (1)	Positions Held with AFC (2)	Director Since	Term Expires
George L. Engelke, Jr.	69	Director, Chairman of the Board, Chief Executive Officer and Board Nominee	1993	2008
Gerard C. Keegan	61	Director, Vice Chairman and Chief Administrative Officer	1997	2009
Andrew M. Burger	73	Director	1993	2009
John J. Conefry, Jr.	63	Director and Vice Chairman	1998	2010
Denis J. Connors	66	Director	1993	2009
Thomas J. Donahue	67	Director	1993	2009
Peter C. Haeffner, Jr.	69	Director and Board Nominee	1997	2008
Ralph F. Palleschi	61	Director, Presiding Director and Board Nominee	1996	2008
Thomas V. Powderly	70	Director	1995	2010
Leo J. Waters	73	Director and Board Nominee	1998	2008

(1)	As of the Record Date.

(2)	All directors of AFC also serve as directors of the Association.

The following table sets forth information regarding the non-director executive officers of AFC.

Name	Age (1)	Positions Held With AFC
Monte N. Redman	57	President and Chief Operating Officer
Alan P. Eggleston	54	Executive Vice President, Secretary and General Counsel
Frank E. Fusco	44	Executive Vice President, Treasurer and Chief Financial Officer
Arnold K. Greenberg	67	Executive Vice President and Assistant Secretary
Gary T. McCann	54	Executive Vice President

(1)	As of the Record Date.

All executive officers of AFC are elected annually and serve until their respective successors have been chosen, subject to their removal as officers at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board. For additional information, see Compensation Discussion and Analysis, referred to as the CD&A, commencing on page 26.

Biographical Information

The following is a brief description of the business experience of the directors, Board Nominees and executive officers for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Exchange Act.

Directors and Board Nominees

George L. Engelke, Jr. has been Chief Executive Officer and a director of AFC since its formation in 1993. He has served as Chairman of the Board and Chairman of the Board of Directors of the Association since April 1997. He served as President of AFC from 1993 to August 2007. A certified public accountant, he joined the Association in 1971 as Vice President and Treasurer. He was named Executive Vice President and Treasurer in 1974, Chief Operating Officer in 1986 and President and Chief Executive Officer in 1989. He has served as a director of the Association since 1983. Mr. Engelke serves as a director of the Community Preservation Corporation and the Advisory Board of Neighborhood Housing Services of New York City, Inc. He is a former director and Chairman of the Federal Home Loan Bank of New York and a former member of the Thrift Institutions Advisory Panel to the Federal Reserve Bank of New York. He is a member of the Board of Trustees of Long Island University and a director of the New York Bankers Association. Mr. Engelke previously served as a member of the Financial Accounting Standards Advisory Council.

Gerard C. Keegan has been Vice Chairman, Chief Administrative Officer and a director of AFC and the Association since September 30, 1997, when he joined AFC following the acquisition of The Greater New York Savings Bank, referred to as The Greater, and its merger with and into the Association, referred to as The Greater Acquisition. He is responsible for the retail banking, information services, and marketing areas of the Association. Prior to joining AFC, Mr. Keegan served from 1991 to 1997 as Chairman, President and Chief Executive Officer of The Greater. From 1988 to 1991, he served as President and Chief Operating Officer of The Greater. He served as a director of The Greater from 1988 to 1997. He is a member of the Board of Trustees of St. Francis College.

Andrew M. Burger has been a director of AFC since its formation in 1993 and is the former President of Atlantic Iron Works, Inc. He has served as a director of the Association since 1975.

John J. Conefry, Jr. has served as Vice Chairman and a director of AFC since September 30, 1998 when he joined AFC following the acquisition of Long Island Bancorp, Inc., referred to as LIB, and the merger of LIB with and into AFC and the merger of LIB’s wholly owned subsidiary, The Long Island Savings Bank FSB, referred to as LISB, with and into the Association, referred to as the LIB Acquisition. He served as an executive officer of AFC from September 1998 to December 2000. Prior to joining AFC, Mr. Conefry served as Chief Executive Officer of LISB from 1993 and of LIB from 1994 through the consummation of the LIB Acquisition. He was named President of LIB and LISB in 1996. Mr. Conefry served as a director of LISB from 1980 and of LIB from 1993. He was named Vice Chairman of LISB in 1993. He served as Chairman of the Board of Directors of LIB and of LISB from 1994. Prior to joining LISB in 1993, Mr. Conefry was employed by Merrill Lynch, Pierce, Fenner & Smith, Inc., as a Senior Vice President from 1981 to 1993. Prior to that, he was a partner in the public accounting firm of Deloitte Haskins & Sells, the predecessor of Deloitte & Touche LLP. Mr. Conefry also serves on a number of boards of not-for-profit organizations. Mr. Conefry is a director of 1-800-FLOWERS.COM, Inc., a floral, food and gift retailer whose common stock is registered under Section 12 of the Exchange Act and trades on The NASDAQ Stock Market under the symbol “FLWS.”

Denis J. Connors has been a director of AFC since its formation in 1993 and is the Chairman and Chief Executive Officer of Curran & Connors, Inc., a designer and publisher of annual reports. Mr. Connors also serves as a director of Curran & Connors, Inc. He has served as a director of the Association since 1990. He is currently a trustee of the Good Samaritan Hospital Foundation.

Thomas J. Donahue, a certified public accountant, has been a director of AFC since its formation in 1993. He retired as a partner of Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP, in 1986. Following his retirement and prior to becoming a director of the Association, Mr. Donahue served as president and a director of other savings institutions from 1987 to 1990. He has served as a director of the Association since 1990.

Peter C. Haeffner, Jr. has been a director of AFC and the Association since September 30, 1997 following The Greater Acquisition. He is Managing Director and Principal of PHAEF, LLC. a real estate investment and advisory company. From 2001 to December 2004, he served as Managing Director and Principal of Real Estate Trade Advisors LLC, a real estate finance and advisory company. From December 1998 to June 2001, he served as Senior Director, Financial Services Group, of Cushman & Wakefield, Inc., a real estate firm. Mr. Haeffner served as Senior Managing Director, Financial Services Group, Corporate Advisory and Finance Division of Cushman & Wakefield, Inc. from December 1997 to December 1998 and as its Eastern Regional Director, Financial Services Group from May 1994 to December 1997. Previously, Mr. Haeffner was President and Managing Director of Sonnenblick-Goldman Company, a real estate firm, for a period of eight years. Mr. Haeffner also serves as a director of Stewart Title Insurance Company of New York. Mr. Haeffner served as a director of The Greater from 1992 to 1997.

Ralph F. Palleschi, a certified public accountant, has been a director of AFC and the Association since 1996. In 1983, he co-founded First Long Island Investors, Inc., a registered investment advisor pursuant to the Investment Advisers Act of 1940, as amended, and a registered broker/dealer with the National Association of Securities Dealers, Inc. He continues to serve as a director and is President and Chief Operating Officer of such company. From 1993 to 1997, he served as Chief Operating Officer of the New York Islanders hockey team. From 1977 to 1983, he served as Vice President - Finance and Chief Financial Officer of Entenmann’s Inc., a publicly traded food products company. From 1968 to 1977, he was employed by Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP. He is Chairman of the Board of Directors of Abilities! and Chairman of the Board of Trustees of the Variety Child Learning Center.

Thomas V. Powderly has been a director of AFC and the Association since January 31, 1995, following the acquisition of Fidelity New York, F.S.B., referred to as Fidelity, by the Association. He served Fidelity in a variety of capacities. From 1986 to 1990, he served as Executive Vice President. In 1990, he was appointed President and Chief Operating Officer and in 1992 was named Chief Executive Officer. He was named Chairman of the Board of Directors of Fidelity in 1993. From 1993 until January 1995, he served as Chairman and Chief Executive Officer. Prior to 1986, Mr. Powderly held positions with Edward S. Gordon, Inc., a commercial real estate brokerage and management firm, and with several thrift institutions.

Leo J. Waters has been a director of AFC and the Association since September 30, 1998, following completion of the LIB Acquisition. Prior to the LIB Acquisition, he served as a director of LIB since 1993. He became a director of LISB in 1990. Mr. Waters is the President of a private investment consulting firm.

Executive Officers Who Are Not Directors

Monte N. Redman has served as President and Chief Operating Officer of AFC and the Association since August 2007. He served as Executive Vice President and Chief Financial Officer of AFC from December 1997 to August 2007. He served as Senior Vice President, Treasurer and Chief Financial Officer of AFC from its formation in 1993 to 1997. He joined the Association in 1977. In 1979, he was named Assistant Controller, and, in 1982, Assistant Vice President. Mr. Redman became Vice President, Investment Officer in 1985, was appointed Senior Vice President, Treasurer and Chief Financial Officer in 1989 and was appointed Executive Vice President and Chief Financial Officer in 1997. He is the past Chairman and serves on the Board of Directors of the national Tourette Syndrome Association.

Alan P. Eggleston, an attorney, has served as Executive Vice President and General Counsel of AFC since December 1997 and as Secretary since March 2001. He is responsible for the legal, auditing, asset review and security areas of the Association and AFC. He served as Senior Vice President and General Counsel of AFC from 1996 to 1997. He joined the Association in 1993 as Vice President and General Counsel. In 1994, he was named Vice President and General Counsel of AFC. In 1995, he became First Vice President and General Counsel of AFC and the Association. Prior to joining the Association, he served as an executive officer and counsel to several thrift institutions.

Frank E. Fusco, a certified public accountant, has served as Executive Vice President, Treasurer and Chief Financial Officer of AFC and the Association since August 2007. He is responsible for the treasury operations, investments, accounting operations, investor relations, financial, management and tax reporting areas, and the financial planning and merger and acquisition areas of the Association and AFC. He joined the Association in 1989. He served as Assistant Vice President from 1990 to 1992, as Vice President from 1992 to 1994, as First Vice President from 1994 to 1997 and as Senior Vice President and Treasurer from 1997 to 2007. He served in the same positions with AFC commencing in 1993. Prior to joining the Association, Mr. Fusco was employed as an auditor by Peat, Marwick, Mitchell & Co., predecessor to KPMG LLP, and as an officer of another thrift institution.

Arnold K. Greenberg has served as Executive Vice President of AFC since December 1997 and as Senior Vice President from its formation in 1993 to 1997. He is responsible for banking operations, human resources and the general services and facilities areas of the Association. He joined the Association in 1975 as Vice President and was appointed Senior Vice President in 1979 and Executive Vice President in 1997. In 1986, Mr. Greenberg became Senior Vice President, Administration and Operations, and in January of 1993, Senior Vice President, Consumer Services. He also serves as a member of the Board of Directors of the Long Island Region of the American Heart Association and as a member of the Board of Trustees of the Variety Child Learning Center.

Gary T. McCann has served as Executive Vice President of AFC since December 2003. He serves as senior lending officer of the Association. Mr. McCann joined the Association in 1990. From 1993 to 1997, he served as Vice President and Director of Residential Mortgage Originations of the Association and from 1997 to 2003 served the Association as Senior Vice President. In December 2003, he became Executive Vice President of both AFC and the Association. Prior to joining the Association, Mr. McCann served as a senior officer of residential lending at another thrift institution. He serves as a director of Habitat for Humanity of Suffolk County and Community Development Corporation of Long Island, Inc.

There is no family relationship between any director, Board Nominee, officer or significant employee of AFC. There are no proceedings to which any director, officer or affiliate of AFC, any owner of record or beneficially of more than five percent (5%) of any class of AFC voting stock, or any associate of any such person is a party adverse to AFC or any of its subsidiaries nor does any such person have a material interest adverse to AFC or its subsidiaries.

Director Independence

As required by the New York Stock Exchange, referred to as the NYSE, Listed Company Manual, the Board has determined that at least a majority of the current directors of AFC are independent. Specifically, the Board has determined that, with the exception of Mr. Engelke and Mr. Keegan, all directors of AFC and the Board Nominees are independent. Mr. Engelke and Mr. Keegan have been determined not to be independent due to their positions as executive officers of AFC and the Association.

In addition to utilizing the specific independence standards set forth in Section 303A of the NYSE Listed Company Manual, the Board has adopted Director Independence Standards, a copy of which is set forth below and is posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” The Director Independence Standards are intended to supplement the NYSE independence standards and to cover three specific situations: (i) directors who obtain routine banking services from the Association; (ii) donations by AFC or the Association to charities with which directors are associated; and (iii) direct or indirect payments for services by executive officers to companies with whom directors are affiliated made under circumstances where the payments, if made by AFC for services rendered to AFC, would not impair the directors’ independence pursuant to the NYSE Listed Company Manual.

Astoria Financial Corporation

Director Independence Standards

The following are standards adopted by Astoria Financial Corporation (the “Corporation”) for use in determining, pursuant to the New York Stock Exchange Listed Company Manual Section 303A, the status of each director’s “independence”. In addition to the specific criteria set forth in Paragraph No. 2 of Section 303A, as amended from time to time, the following categorical standards shall be applied by the Board of Directors in making its determinations.

1.
The Corporation’s wholly owned subsidiary, Astoria Federal Savings and Loan Association (the “Association”), is a federally chartered savings and loan association. Its primary business consists of providing consumer banking services to the public and originating mortgage loans for portfolio. Its operations are heavily regulated and it is regularly and routinely examined by the Office of Thrift Supervision (the “OTS”).

Directors of the Corporation are encouraged to utilize the Association’s consumer banking services and its lending capabilities, in accordance with OTS and applicable Federal Reserve Board regulations.

The Corporation recognizes that if a director deposits funds with the Association and the Association experiences financial or other regulatory difficulties, a conflict could exist which might impair a director’s independence, particularly if the director maintains a deposit in an amount or under circumstances that would result in all or some portion of the deposit not being insured by the Federal Deposit Insurance Corporation (the “FDIC”).

Similarly, if a director borrows funds from the Association and that loan is either in default or otherwise shows signs of credit weakness, a director’s independence could be impaired.

In conducting its examinations of the Association, the OTS utilizes a classification system and assigns a numerical rating to the Association in order to signify the level of financial strength and regulatory concern posed by the institution. This system is referred to as the CAMELS rating. The ratings, which, by law, are confidential, range from 1 to 5, with 1 being the highest rating and 5 being the lowest. Institutions with CAMELS ratings of 3, 4 or 5 exhibit some degree of supervisory concern, exhibit unsafe and unsound practices or conditions, or exhibit extremely unsafe and unsound practices or conditions, respectively. Institutions ranked 1 or 2 under the CAMELS system have been found by the OTS to be either sound in every respect or fundamentally sound.

A director’s independence will not be considered impaired at any time due to the director, directly or indirectly, having on deposit with the Association amounts which would be fully insured by the FDIC or, so long as the Association maintains a CAMELS rating of 1 or 2, in any amount.

A director’s independence will not be considered impaired so long as a direct or indirect loan to the director was granted in compliance with Federal Reserve Board Regulation O and applicable OTS regulations, the loan is not, according to the Association’s usual policies, classified as non-accrual, past due, restructured or a potential problem loan and the loan does not involve more than the normal risk of collectibility or otherwise present other unfavorable features.

As other banking services provided by the Association are readily available at competitive pricing, use by a director of other banking or financial services offered by the Association to the public will not be considered to impair a director’s independence.

2.
Pursuant to the Community Reinvestment Act, the Association is obligated to demonstrate the extent to which it ascertains and meets the credit needs of the communities it serves. As part of this responsibility, the Association and the Corporation encourage their directors and officers to be active in local charities and provides financial and other support to local charities and other non-profit organizations, particularly those that are housing related. No director will be considered to have his independence impaired because the Association may provide directors and officers liability coverage for the director’s service to such charity or non-profit organization or due to grants, contributions or donations made by the Association to a charity or non-profit organization with which the director is affiliated so long as such grants, contributions or donations by the Corporation or the Association do not exceed $100,000 per year.

3.
While the focus of the New York Stock Exchange Listing Manual standards, as they relate to the independence of directors, is on relationships with the Corporation, circumstances could exist where a relationship between a director and an executive officer of the Corporation is such that such relationship in and of itself could impair the independence of the director.

(A)
The fact that a director and an executive officer may have equity investments in a company or enterprise, where the Corporation or Association does not do any business with that company or enterprise shall not result in the director’s independence being impaired.

(B)
If a director is associated with a company or enterprise with which the Corporation or Association does not do business, but with which an executive officer does business unrelated to the Corporation or Association, the director’s independence will not be deemed impaired so long as the revenue generated by such business, in any of the last three fiscal years, does not exceed the greater of $1,000,000 or 2% of such company’s consolidated gross revenue.

During its review of director independence for each Board Nominee and other members of the Board that have been identified as independent, the Board considered transactions and relationships between each director or any member of his or her immediate family and AFC and its subsidiaries, affiliates and equity investors, including those reported under Transactions with Certain Related Persons commencing on page 16. The Board also examined transactions and relationships between directors or their affiliates and members of executive management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Specifically, with respect to the directors determined to be independent, the Nominating and Corporate Governance Committee and the Board considered the following transactions and relationships:

i)	the deposit relationships maintained by Mr. Burger, Mr. Conefry, Mr. Connors, Mr. Donahue, Mr. Haeffner and Mr. Powderly with the Association;

ii)	the lending relationships maintained by Mr. Donahue and members of his family, Mr. Haeffner, Mr. Powderly and Mr. Waters with the Association;

iii)
the relationship of Mr. Connors to Curran and Connors, Inc. a company utilized by AFC to assist in the preparation of its annual report to shareholders and specifically the overall amount of fees paid for such service and the revenue provided to such company as a result of such engagement relative to such company’s overall revenue; and

iv)
the relationship of Mr. Palleschi to a company utilized personally by Mr. Engelke and another executive officer to invest personal funds and the fees generated to such company as a result of such relationships relative to such company’s overall revenue.

In addition, the Nominating and Corporate Governance Committee and the Board annually review the charitable contributions made by the Association and determined that no contributions were made of sufficient size to impair the independence of any director who might be affiliated with such charities.

Identifying and Evaluating Nominees for Director

The Board has adopted, and at least annually reviews and approves, Nominee Qualification Guidelines, for use by the Nominating and Corporate Governance Committee in evaluating all potential nominees, and Corporate Governance Guidelines, which set forth, among other matters, Board composition and director qualification standards. Among the matters reviewed are the candidate’s integrity, maturity and judgment, experience, collegiality, expertise, diversity, commitment and independence. Copies of the Nominee Qualification Guidelines and the Corporate Governance Guidelines are available on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Printed copies may also be requested by contacting AFC’s Investor Relations Department by calling (516) 327-7869 or in writing at the address set forth on page 1 of this Proxy Statement.

The Board has also implemented a procedure for evaluating the performance of the Board, each of its committees and each of its directors. The evaluation of directors is considered and reviewed by the Nominating and Corporate Governance Committee in considering the nomination of existing directors.

If a shareholder presents a potential nominee, the shareholder will be encouraged to provide information that is responsive to the Nominee Qualification Guidelines to assist the Nominating and Corporate Governance Committee in evaluating proposed nominees. Such nominations and related information will be considered and reviewed by the Nominating and Corporate Governance Committee of the Board. All nominees, including incumbent directors, Board nominees and shareholder nominees, will be evaluated in the same manner by the Nominating and Corporate Governance Committee. AFC has never been presented with a shareholder nominee and has never retained any third party to assist in the search process. The Charter of the Nominating and Corporate Governance Committee authorizes the Committee to utilize the services of search firms at the Committee’s discretion.

Pursuant to the Corporate Governance Guidelines adopted by the Board, all newly elected Board members are required, at the time of their initial election to the Board, to have an investment in AFC Common Stock. Within three years of initial election, directors are expected to maintain beneficial ownership in non-derivative shares of AFC Common Stock equal to at least 3,000 shares. All directors and Board Nominees satisfy such requirement without regard to any phase-in period.

For a description of the procedures to be followed by shareholders in submitting director nominations and related information, see Additional Information - Shareholders Proposals and Notice of Business to be Conducted at an Annual Meeting commencing on page 56.

Committees and Meetings of the Board

The Board meets on a monthly basis and may have additional special meetings upon the request of the Chairman and Chief Executive Officer, the President and Chief Operating Officer or any three (3) members of the Board. During the fiscal year ended December 31, 2007, the Board met twelve (12) times. No director attended less than seventy five percent (75%) of the total number of meetings held by the Board and its committees on which such director served.

In addition, the non-management directors of AFC met four (4) times during 2007. Such meetings are presided over by Mr. Palleschi, as Presiding Director.

The Board has established three (3) standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee, which is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Copies of the Compensation Committee’s Charter, the Nominating and Corporate Governance Committee’s Charter and the Audit Committee’s Charter, as well as AFC’s Bylaws, are posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading Corporate Governance. Shareholders may request a printed copy of each such document by contacting the Investor Relations Department of AFC by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

Compensation Committee

The Compensation Committee consists of Mr. Connors, as Chairman, and Messrs. Burger, Donahue, Palleschi, Powderly and Waters. The function of the Compensation Committee is to carry out the duties and responsibilities set forth in the Charter of the Compensation Committee, including but not limited to, (i) discharging the responsibilities of the Board relating to AFC’s compensation and benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans; (ii) producing an annual Compensation Committee Report as required by the SEC for inclusion in AFC’s proxy statements (see page 26); and (iii) otherwise assisting the Board in its oversight responsibilities with respect to the human resources, compensation and benefits activities of AFC and its subsidiaries. The Compensation Committee administers, establishes target incentives and goals, and reviews performance relative to such goals pursuant to the Astoria Financial Corporation Executive Officer Annual Incentive Plan, referred to as the Executive Incentive Plan. The Compensation Committee also administers the 1996 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 1996 Officer Option Plan, the 1999 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 1999 Officer Option Plan, the 2003 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 2003 Stock Option Plan, and the 2005 Re-designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation, referred to as the 2005 Stock Incentive Plan, including the granting of various forms of equity compensation pursuant to the 2005 Stock Incentive Plan. The Committee also administers the 1996 Stock Option Plan for Outside Directors of Astoria Financial Corporation, referred to as the 1996 Directors Option Plan, the 1999 Stock Option Plan for Outside Directors of Astoria Financial Corporation, referred to as the 1999 Directors Option Plan, and the Astoria Financial Corporation 2007 Non-Employee Directors Stock Plan, referred to as the 2007 Directors Stock Plan. The committee meets as needed and met eight (8) times during 2007.

The Compensation Committee has the authority to establish compensation levels for the executive officers. It annually reviews director compensation. As a matter of practice, the actions of the Compensation Committee with respect to executive officer compensation and recommendations the Compensation Committee may make with respect to director compensation are reviewed by the Board at the next regular Board meeting for ratification and approval. The Compensation Committee may not delegate its authority. For a discussion of the role of the executive officers in determining or recommending the amount and form of executive officer and director compensation and the role and identity of compensation consultants utilized and the nature of the assignments undertaken, see Compensation Committee - Corporate Governance commencing on page 13, Compensation Committee Interlocks and Insider Participation commencing on page 20, Director Compensation commencing on page 21 and CD&A commencing on page 26. All members of the Compensation Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 9.

Corporate Governance

Recommendations to the Compensation Committee of AFC with respect to executive and non-executive officers’ salaries and other compensation components are presented by Mr. Engelke, other executive officers and Human Resources management. Recommendations concerning non-executive officer compensation are developed based in large part upon input from the executive officer to whom such officers report. Mr. Engelke and Mr. Redman also provide insight to the Compensation Committee regarding their performance and that of the other officers of AFC, both executive and non-executive. Mr. Engelke and Mr. Redman do not attend or participate in the Committee’s deliberations or approval of compensation issues relating to their own compensation.

During 2007, Mr. Engelke, Mr. Redman, Mr. Greenberg and Mr. Eggleston attended meetings of the Compensation Committee and assisted the Committee in the performance of its responsibilities relative to director and executive compensation. Among the matters discussed with the Compensation Committee by management were the following:

i)	proposed salary levels for all officers of AFC and the Association;

ii)	AFC’s actual performance for 2006 and its projected performance for both 2007 and 2008;

iii)	proposed incentive compensation performance targets for 2007 and 2008;

iv)	AFC’s financial performance for 2006 and resulting incentive payouts;

v)	rescheduling of equity grants for officers from December 2007 to January 2008 following the release of AFC’s 2007 financial results;

vi)	proposed equity grant levels for 2008;

vii)	levels of director compensation and the development of the 2007 Directors Stock Plan;

viii)
the Compensation Committee Report and CD&A contained in AFC’s April 10, 2007 Proxy Statement, subsequent comments received from the SEC’s staff regarding such matters and management’s response thereto;

ix)	AFC’s management succession and mandatory retirement policy for executive officers;

x)	The impact that abolishing AFC’s mandatory retirement policy for executive officers would have upon the employment contracts of the executive officers;

xi)	The promotion of Mr. Redman and Mr. Fusco and the impact of such promotions on their 2007 incentive compensation;

xii)	retention of Hewitt Consulting, as compensation consultants to assist the Compensation Committee in establishing executive officer compensation levels for 2008; and

xiii)	executive officer share ownership requirements.

When officers attend Compensation Committee meetings they do so at the invitation of the Committee. It is generally the practice of the Committee to meet in executive session following management participation in meetings to allow time for discussion without management present.

In addition, members of the Compensation Committee are provided complete and open access to any officer of AFC or the Association, or approximately 250 employees throughout the year. AFC and its executive management do not monitor or maintain records regarding the frequency or subject matter of such contacts.

In 2004, the Compensation Committee retained the services of GK Partners, a compensation consultant, for the purposes of evaluating the amount and structure of the executive officers’ compensation, including that of the Chief Executive Officer. Included in the report to the Committee was a comparative analysis of 13 “peer” companies utilizing 2003 compensation data. These companies included Banknorth Group, Inc., Charter One Financial, Inc., Commerce Bancorp, Inc., Commercial Federal, Golden West Financial Corp., Greenpoint Financial Corp., Hudson City Bancorp, Inc., Independence Community Bancorp, New York Community Bancorp, Inc., North Fork Bancorporation, Sovereign Bancorp, TCF Financial Corp. and Webster Financial Corporation

In 2005, the Compensation Committee retained Watson Wyatt. Watson Wyatt was retained specifically to assist the Compensation Committee in developing a new equity grant program consistent with the authorization provided to the Compensation Committee pursuant to the shareholder approved 2005 Stock Incentive Plan. Watson Wyatt was also retained to advise the Compensation Committee regarding what adjustments might be typical with respect to Chief Executive Officer equity compensation grants or other forms of compensation, as AFC’s Chief Executive Officer was at that time approaching AFC’s mandatory retirement age, which has since been abolished by the Board. In addition, Watson Wyatt was asked to advise the Compensation Committee regarding the potential termination or freezing of benefit accruals under the Employees Pension Plan, the Association Excess Benefit Plan, referred to as the Excess Plan, and the Association Supplemental Benefit Plan, referred to as the Supplemental Plan. The Employees Pension Plan, the Excess Plan and the Supplemental Plan are collectively referred to as the DB Plans.

The only instruction provided to Watson Wyatt beyond the scope of their engagement, outlined above, was to direct that a preliminary draft of their report would be simultaneously delivered to both the Chairman of the Compensation Committee and to management. This process was established to ensure that Watson Wyatt was free from any interference from management in presenting their conclusions to the Compensation Committee’s representative and so that management would be provided with an opportunity to review the report so that any errors or inaccuracies could be corrected by Watson Wyatt before a final report was presented to the Compensation Committee.

As part of their assignment, Watson Wyatt reviewed the analysis undertaken by GK Partners and conducted a similar comparative analysis. The companies utilized by Watson Wyatt included TD Banknorth, Charter One Financial, Inc., Commerce Bancorp, Inc., Greenpoint Financial Corp., Hudson City Bancorp, Inc., Independence Community Bancorp, Indymac Bancorp, Inc., New York Community Bancorp, Inc., North Fork Bancorporation, Sovereign Bancorp, and Webster Financial Corporation

In addition to reviewing the appropriateness of cash compensation paid to the Named Executives, identified under the CD&A, among others, both of the consultants advised the Compensation Committee on the appropriateness and competitiveness of the level of equity compensation provided to the Named Executives and the amount and structure of change of control related compensation.

The Compensation Committee did not utilize the services of a consultant with respect to compensation decisions for 2007. During 2007, the Compensation Committee retained Hewitt Consulting to conduct a review of executive compensation. This review, which was not completed until December 2007, was not utilized in establishing the executive officers’ compensation for 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Palleschi, as Chairman, and Messrs. Burger, Conefry, Connors, Haeffner and Powderly. The function of the Nominating and Corporate Governance Committee is to carry out the duties and responsibilities set forth in the Charter of the Nominating and Corporate Governance Committee, including but not limited to, (i) assisting the Board in identifying individuals qualified to become Board members; (ii) recommending to the Board nominees for election to the Board; (iii) reviewing nominations for election to the Board made by shareholders of AFC pursuant to Article I, Section 6(c) of AFC’s Bylaws; (iv) assisting the Board in developing and implementing a process to assess the effectiveness of individual Board members and of the Board and its committees collectively; (v) advising the Board with respect to Board and committee composition and procedures; (vi) developing, recommending to the Board and annually reviewing AFC’s Corporate Governance Guidelines; and (vii) otherwise carrying out the duties, goals and responsibilities assigned to the Nominating and Corporate Governance Committee pursuant to AFC’s Bylaws, the Corporate Governance Guidelines and the Committee’s Charter. The Nominating and Corporate Governance Committee meets as needed and met two (2) times during 2007. All members of the Nominating and Corporate Governance Committee are independent as determined by the Board and as such term is defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 9.

Audit Committee

The Audit Committee consists of Mr. Donahue, as Chairman, and Messrs. Burger, Connors, Haeffner, Palleschi and Waters. The function of the Audit Committee is to oversee the accounting and financial reporting processes of AFC and audits of the financial statements of AFC and to carry out the duties and responsibilities set forth in the Charter of the Audit Committee, including but not limited to, (i) assisting Board oversight of: (a) the integrity of AFC’s financial statements, (b) AFC’s compliance with legal and regulatory requirements, (c) the qualifications and independence of AFC’s independent registered public accounting firm, and (d) the performance of AFC’s independent registered public accounting firm and the internal audit function; (ii) preparing an Audit Committee report as required by the SEC, to be included in AFC’s annual proxy statement (see page 55); and (iii) performing such other functions as shall be assigned to the Audit Committee by the Board. The Audit Committee also reviews (1) the scope and results of the audits and reviews performed by AFC’s internal auditor and AFC’s independent registered public accounting firm, (2) the internal controls and accounting systems and policies of AFC, (3) the basis for certain reports to the Association’s regulatory authorities, and (4) reports of examination of AFC and the Association issued by the Office of Thrift Supervision or other regulatory authorities. The Board has determined that Messrs. Donahue and Palleschi are audit committee financial experts. They and all other members of the Audit Committee have been determined by the Board to be independent as defined in the NYSE Listed Company Manual. For a discussion of director independence, see Director Independence commencing on page 9. While the Board has not directly limited the number of audit committees of other public companies on which an Audit Committee member may sit, the Board has limited, within AFC’s Corporate Governance Guidelines, Board member service on the boards of directors of other public companies to no more than two other boards of directors. The Audit Committee meets, at a minimum, on a quarterly basis, and met eight (8) times during 2007. For additional information regarding Audit Committee activities, see Report of the Audit Committee commencing on page 55.

Transactions with Certain Related Persons

AFC maintains a written policy, which is set forth in its Code of Business Conduct and Ethics, detailing its approval process for related party transactions. Under the written policy, loans and extensions of credit by the Association to directors and executive officers of AFC must be approved by the Association’s Board. The written policy also mandates that the following business dealings must be approved by the Board, with the officer or director who is interested or related to the interested party refraining from participating in the consideration or determination of the matter: (i) any transaction to purchase or lease from, jointly own with, or sell or lease to, a related party real or personal property, directly or indirectly; (ii) the use of our personnel, facilities, or real or personal property for other than AFC’s benefit; (iii) the payment by AFC of commissions and/or fees, including, but not limited to, brokerage commissions or investment banking, management, consulting, architectural or legal fees; and (iv) service agreements. The Code of Business Conduct and Ethics is posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading Corporate Governance. Shareholders may request a printed copy of each such document by contacting the Investor Relations Department of AFC by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

AFC does not engage in loan transactions with its directors or executive officers, members of their families, with the exception of the Association ESOP. AFC does not engage in loan or other transactions with holders of five percent (5%) or more of the shares of any class of its common stock,

The Association maintains the ESOP, which is a defined contribution pension plan, for the benefit of its eligible employees. To fund the purchase of the AFC Common Stock held by the ESOP, the ESOP borrowed funds from AFC. The ESOP loans, as of January 1, 2007, had an outstanding principal balance of $32,051,871.01, bear an interest rate of 6.00%, mature on December 31, 2029 and are collateralized by the unallocated AFC Common Stock purchased with the loan proceeds. The Association makes scheduled discretionary contributions to fund debt service. The Association’s contributions, prior to 2010, may be reduced by dividends paid on unallocated shares and investment earnings realized on such dividends. Beginning in 2010, dividends paid on unallocated shares will be credited to participant accounts as investment earnings. Dividends paid on unallocated shares, which reduced the Association’s contribution to the ESOP, totaled $6.4 million for the year ended December 31, 2007. The ESOP loans had an aggregate outstanding principal balance of $30,753,601.18 as of the Record Date. The principal amount paid on such loans during 2007 amounted to $1,298,269.83, while the interest paid was $1,923,112.26.

The AFC Common Stock purchased by the ESOP is held in trust for allocation among participants as the loans are repaid. Pursuant to the loan agreements, the number of shares allocated annually is based upon a specified percentage of aggregate eligible payroll for the Association’s covered employees. Shares of AFC Common Stock allocated to participants totaled 394,527 for the year ended December 31, 2007. Through December 31, 2007, a total of 9,307,171 shares have been allocated to participants. As of December 31, 2007, 5,761,391 shares of AFC Common Stock, which had a fair value of $134.1 million, remain unallocated and collateralize the repayment of the ESOP loans.

For additional information regarding the ESOP, see Security Ownership of Certain Beneficial Owners commencing on page 3, Security Ownership of Management commencing on page 19 and Note 15 to the Consolidated Financial Statements.

The Association is a federally chartered savings and loan association and engages in the lending business. All loan transactions between the Association and the directors and executive officers of AFC or the Association, members of their families, and holders of five percent (5%) or more of the shares of any class of AFC’s stock, and affiliates thereof, have been made either in accordance with the Association’s Employee & Director Mortgage & Home Equity Loan Policy, discussed more fully below, or:

i)	were made only in the ordinary course of AFC’s and the Association’s businesses,

ii)	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to AFC or the Association, and

iii)	did not involve more than the normal risk of collectibility or present other unfavorable features.

As noted above, the Association maintains an Employee & Director Mortgage & Home Equity Loan Policy pursuant to which certain employees, officers and directors of the Association are eligible for certain discounts on residential mortgage loans and home equity loans made by the Association.

Pursuant to the Employee & Director Mortgage & Home Equity Loan Policy, all full time employees, officers and directors of the Association in good standing and having at least two years of service are eligible to obtain discounts on certain mortgage and home equity loans provided by the Association. The discount is available only on loans secured by the participant’s owner-occupied, primary residence. The discount is not available on mortgage loan products which are not intended to be held in portfolio by the Association, e.g. fixed rate mortgages with a term of 15 years or longer. The loans must, in all respects, satisfy all normal underwriting parameters applicable to non-affiliated customers. Such loans may not involve more than the normal risk of collection or present other unfavorable features.

For eligible mortgage loans, the following discounts are provided:

i)	discount/origination fees, up to a maximum of 2% of the loan amount, if applicable, are waived at closing;

ii)	underwriting and document preparation fees, if applicable, are waived at closing; and

iii)	the interest rate is adjusted as follows:

a)	on fixed rate loans, the applicable interest rate is lowered by .50%;

b)
on 1 year adjustable mortgage loans, the initial rate is the rate offered to the public for comparable loans, however, the margin used to calculate future interest rates, upon adjustment, is reduced by .50% (the Association does not currently offer this product); and

c)	on other adjustable rate mortgage loans, both the initial rate and the margin used on future rate adjustments are reduced by .50%.

For fixed rate home equity loans, the interest rate is reduced by .50%. No discounts are provided on home equity lines of credit.

Once a discounted mortgage loan is obtained, it may be refinanced through use of the Association’s refinance programs once within the first ten years and the discounts will continue to be available. After ten years, the property can be refinanced one time with new discounts applied.

The interest rate discounts continue to apply so long as the participant continues in the service of the Association, or after they ceases service due to disability, death or retirement at or after age 55 with at least ten years of service. In the event of death, the benefit is available to the participant’s spouse for as long as the spouse occupies the principal residence. Upon retirement, no discounts are allowed on refinances of any kind or if a new primary residence is purchased.

The following directors and executive officers have received the benefit of interest rate or other discounts during 2007 as specified in the Association’s Employee & Director Mortgage & Home Equity Loan Policy:

Name	Interest Rate Payable on Indebtedness (%)(1)	Highest Aggregate Amount of Indebtedness Outstanding since January 1, 2007 ($)	Principal Balance outstanding as of the Record Date ($)	Amount of Principal Paid on Indebtedness during 2007 ($)	Amount of Interest Paid On Such Indebtedness during 2007 ($)
George L. Engelke, Jr.	4.750	54,889	0	54,889	1,202
Gerard C. Keegan	7.250	464,616	458,472	4,859	28,231
Gary T. McCann	4.625	39,053	0	39,053	300
Frank E. Fusco	6.375	224,323	217,976	5,266	10,437
Peter C. Haeffner	3.375	349,991	349,991	0	11,812
Thomas V. Powderly	4.500	278,316	267,940	8,254	12,355
Leo J. Waters	4.875	289,489	267,654	21,835	13,872

(1)
Mr. Keegan refinanced his loan effective February 1, 2007 and at such time became ineligible for any discount with respect to his loan. The interest rate indicated is the discounted rate in effect, prior to such refinance. Mr. Fusco’s loan is an adjustable rate mortgage loan. His interest rate adjusted, according to the loan’s terms, during 2007. The interest rate reflected in the table above is the rate in effect as of December 31, 2007.

All loans outstanding to the directors, Board Nominees or executive officers of AFC or members of their immediate families were made in conformity with the Association’s policies in this regard and have not been classified as non-accrual, past due, restructured or potential problem loans. All such loans are subject to and comply with the insider lending restrictions of Section 22(h) of the Federal Reserve Act (12 U.S.C. §375b).

Mr. Connors, a director and Chairman of the Compensation Committee of AFC and the Association, has a relationship with Curran and Connors, Inc., a company utilized by AFC to assist in the preparation of its annual report to shareholders. For additional information regarding this relationship, see Compensation Committee Interlocks and Insider Participation commencing on page 20.

Security Ownership of Management

The following table sets forth information concerning the interests in AFC Common Stock as of the Record Date of each director and Board Nominee of AFC, each Named Executive and all directors and executive officers of AFC as a group. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

	Amount and Nature
Name of Beneficial Owner	of Beneficial Ownership (1) (2)		Percent of Class (3)
George L. Engelke, Jr.	3,878,742	(4)	3.94
Gerard C. Keegan	835,029	(5)
Andrew M. Burger	165,808	(6)
John J. Conefry, Jr.	72,539	(7)
Denis J. Connors	266,935	(8)
Thomas J. Donahue	207,078	(9)
Peter C. Haeffner, Jr.	47,549	(10)
Ralph F. Palleschi	88,805	(11)
Thomas V. Powderly	61,805	(12)
Leo J. Waters	51,893	(13)
Monte N. Redman	1,368,766	(14)(15)	1.41
Alan P. Eggleston	661,323	(14)(16)
Frank E. Fusco	396,535	(14)(17)
Arnold K. Greenberg	1,113,918	(14)(18)	1.15
All directors, Board Nominees
and executive officers as a
group (15 persons)	21,180,763	(14)(19)	20.78

(1)	Except as otherwise indicated, each person listed has sole voting and investment power with respect to the shares of AFC Common Stock indicated.

(2)
Included are shares of AFC Common Stock which could be acquired within 60 days of the Record Date pursuant to options to acquire AFC Common Stock as follows: Mr. Engelke (2,486,766 shares), Mr. Keegan (616,500 shares), Mr. Burger (24,000 shares), Mr. Conefry (24,000 shares), Mr. Connors (54,000 shares), Mr. Donahue (54,000 shares), Mr. Haeffner (30,000 shares), Mr. Palleschi (54,000 shares), Mr. Powderly (6,000 shares), Mr. Waters (46,350 shares), Mr. Redman (904,271 shares), Mr. Eggleston (430,536 shares), Mr. Greenberg (646,500 shares), Mr. Fusco (298,673 shares) and all directors, Board Nominees and executive officers as a group (5,998,048 shares).

(3)	Except as otherwise indicated, the percent of class beneficially owned does not exceed one percent (1.00%).

(4)
Included are 44,723 shares of AFC Common Stock as to which Mr. Engelke has shared voting and investment power, 126,400 shares of AFC Common Stock as to which he has sole voting and no investment power and 32,916 shares of AFC Common Stock as to which he has shared voting and sole investment power. Mr. Engelke has pledged 1,187,938 shares of AFC Common Stock pursuant to a margin account arrangement.

(5)
Included are 50,126 shares of AFC Common Stock as to which Mr. Keegan has shared voting and investment power and 68,650 shares of AFC Common Stock as to which he has sole voting and no investment power.

(6)
Included are 69,000 shares of AFC Common Stock as to which Mr. Burger has shared voting and investment power and 1,805 shares of AFC Common Stock as to which he has sole voting and no investment power.

(7)
Included are 1,805 shares of AFC Common Stock as to which Mr. Conefry has sole voting and no investment power. Mr. Conefry has pledged 44,991 shares of AFC Common Stock pursuant to a margin account arrangement.

(8)
Included are 75,000 shares of AFC Common Stock as to which Mr. Connors has shared voting and investment power and 1,805 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Connors has pledged 136,130 shares of AFC Common Stock pursuant to a margin account arrangement.

(9)
Included are 151,272 shares of AFC Common Stock as to which Mr. Donahue has shared voting and investment power and 1,805 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Donahue has pledged 77,547 shares of AFC Common Stock pursuant to a margin account arrangement.

(10)
Included are 500 shares of AFC Common Stock as to which Mr. Haeffner has shared voting and investment power and 1,805 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Haeffner has pledged 15,744 shares of AFC Common Stock pursuant to a margin account arrangement.

(11)
Included are 1,805 shares of AFC Common Stock as to which Mr. Palleschi has sole voting and no investment power. Mr. Palleschi has pledged 33,000 shares of AFC Common pursuant to a margin account arrangement.

(12)
Included are 54,000 shares of AFC Common Stock as to which Mr. Powderly has shared voting and investment power and 1,805 shares of AFC Common Stock as to which he has sole voting and no investment power.

(13)
Included are 1,805 shares of AFC Common Stock as to which Mr. Waters has sole voting and no investment power. Mr. Waters has pledged 3,738 shares of AFC Common Stock pursuant to a margin account arrangement.

(14)
Messrs. Redman, Greenberg, Eggleston and Fusco are among the trustees and members of the Committees. The Committees are each composed of the same five individual members. The shared membership of the Committees may constitute an arrangement or relationship that results in indirect beneficial ownership by each of them under Rule 13d-3(a) of the Exchange Act of those shares beneficially owned by each of the others. Each of the trustees and members of the Committees disclaims membership in a group and affirms that they have not agreed to act together with either of the others for any purpose of acquiring, holding, voting or disposing of the AFC Common Stock. Each of the Committees acts by majority vote of their five members and no member of any of them may act individually to vote or dispose of shares of the AFC Common Stock by means of their membership in any or all of them. The ESOP claims beneficial ownership of, and shared voting and dispositive power with respect to, 10,225,542 shares of AFC Common Stock as of December 31, 2007. The Committees claim sole voting and dispositive power with respect to 773,308 shares of AFC Common Stock, shared voting power with respect to 856,674 shares of AFC Common Stock and shared dispositive power with respect to 11,082,216 shares of AFC Common Stock as of December 31, 2007. All directors, Board Nominees and executive officers as a group includes 11,855,524 shares beneficially owned by the Committees. See Security Ownership of Certain Beneficial Owners commencing on page 3.

(15)
Included are 46,161 shares of AFC Common Stock as to which Mr. Redman has shared voting and investment power and 102,775 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Redman has pledged 308,791 shares of AFC Common Stock pursuant to a margin account arrangement.

(16)
Included are 137,577 shares of AFC Common Stock as to which Mr. Eggleston has shared voting and investment power, 11,374 shares of AFC Common Stock as to which he has shared voting and sole investment power and 57,125 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Eggleston has pledged 105,216 shares of AFC Common Stock pursuant to a margin account arrangement.

(17)
Included are 36,826 shares of AFC Common Stock as to which Mr. Fusco has shared voting and investment power and 38,450 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Fusco has pledged 23,786 shares of AFC Common Stock pursuant to a margin account arrangement.

(18)
Included are 99,507 shares of AFC Common Stock as to which Mr. Greenberg has shared voting and investment power, 57,707 shares of AFC Common Stock as to which he has shared voting and sole investment power and 43,975 shares of AFC Common Stock as to which he has sole voting and no investment power. Mr. Greenberg has pledged 259,810 shares of AFC Common Stock pursuant to a margin account arrangement.

(19)
Included are 1,690,187 shares of AFC Common Stock as to which all directors, Board Nominees and executive officers, as a group, have shared voting power, and 11,677,065 shares of AFC Common Stock as to which all directors, Board Nominees and executive officers, as a group, have shared investment power.

Compensation Committee Interlocks and Insider Participation

The directors who serve as members of the Compensation Committee are disclosed in the section entitled Committees and Meetings of the Board - Compensation Committee commencing on page 12. All such members of the Compensation Committee served throughout 2007, with the exception of Mr. Powderly who was added to the Compensation Committee on September 19, 2007. No members of the Compensation Committee are former employees of AFC or the Association. Mr. Powderly and Mr. Waters are members of the Compensation Committee, who during 2007, each had a loan secured by his principal residence and received a benefit under the Association’s Employee & Director Mortgage & Home Equity Loan Policy. See Transactions with Certain Related Persons commencing on page 16 for further information regarding the Association’s Employee & Director Mortgage & Home Equity Loan Policy and information concerning such loans.

As of January 1, 2007, Denis J. Connors, a director and Chairman of the Compensation Committee of AFC and the Association, was the former Chairman and Chief Executive Officer of Curran and Connors, Inc., a designer and publisher of annual reports. Mr. Connors also served upon the Board of Directors of Curran and Connors, Inc. Curran and Connors, Inc. has been retained by AFC to assist AFC in the preparation and publication of its annual reports to shareholders. During October 2007, Mr. Connors notified AFC that the Board of Directors of Curran and Connors, Inc. had requested that he return as Chairman and Chief Executive Officer of Curran and Connors, Inc., on an interim basis. Based upon such notification, the Board was advised that during 2007 Curran and Connors, Inc. had been paid approximately $177,000 in fees for the production of AFC’s annual report, inclusive of printing costs which are passed through from Curran and Connors, Inc. to the printer. The Board was also advised that Curran and Connors, Inc. had gross revenue for the previous year of approximately $24 million. As required by AFC’s policies, Mr. Connors, due to his change in circumstances, offered to resign from the Board. The Board, as a result, reviewed Mr. Connors independence and based upon such review determined that Mr. Connors remained independent and rejected his proffered resignation.

There were no other transactions or relationships involving members of the Compensation Committee requiring disclosure in this Proxy Statement. During 2007, none of AFC’s executive officers served as a director or member of the compensation committee (or equivalent body) of another entity where a director or member of AFC’s Compensation Committee served as an executive officer or director.

Director Compensation

The following section sets forth information regarding director compensation.

Directors’ and Other Fee Arrangements

All non-employee directors of AFC receive an annual retainer of $22,000. No additional fees for attendance at Board meetings are paid. All members of the Board also serve as directors of the Association. All non-employee directors of the Association receive an annual retainer of $44,000. No additional fees for attendance at Association Board of Directors meetings are paid. The Chairman of the Audit Committee of AFC and the Association receives an additional annual retainer of $15,000 in the aggregate and all members of the Audit Committee receive a $1,000 fee per Audit Committee meeting attended. The Chairman of the Nominating and Corporate Governance Committee of AFC and the Association receives an additional annual retainer of $10,000 in the aggregate and all members of the Nominating and Corporate Governance Committee receive a $1,000 fee per Nominating and Corporate Governance Committee meeting attended. The Chairman of the Compensation Committee of AFC and the Association receives an additional annual retainer of $10,000 in the aggregate and all members of the Compensation Committee receive a $1,000 fee per Compensation Committee meeting attended. Typically, committee meetings of AFC and the Association are held as joint meetings and only a single meeting attendance fee is paid.

The aggregate of fees paid to directors for their service as directors of both AFC and the Association is reflected in the Fees Earned or Paid in Cash column of the 2007 Director Compensation Table on page 25.

Directors’ Option Plans

AFC maintains the 1999 Directors Option Plan pursuant to which non-employee directors of AFC and the Association have been granted options on terms previously approved by the shareholders of AFC. AFC also maintains the 1996 Directors Option Plan, pursuant to which options were previously granted to directors, but which has remained frozen by the Board since 1999.

The purpose of the 1999 Directors Option Plan was to promote the growth and profitability of AFC, to provide directors of AFC and affiliates with an incentive to achieve corporate objectives, to attract and retain key directors of outstanding competence and to provide such directors with an equity interest in AFC.

Pursuant to the 1999 Directors Option Plan, each person who first becomes a non-employee director of AFC or the Association after May 19, 1999 was granted, on the 15th day of the month following the month in which he or she becomes a non-employee director, an option to purchase 12,000 shares of AFC Common Stock at an exercise price per share equal to the final quoted sale price for AFC Common Stock, excluding after-hours trading, on the NYSE on the date of grant. In addition, on January 15th of each succeeding year, or the following business day if January 15th is not a business day, each person who is then a non-employee director received a grant of an option to purchase an additional 6,000 shares of AFC Common Stock at an exercise price per share equal to the final quoted sale price for AFC Common Stock, excluding after-hours trading, on the NYSE on the date of grant. All options granted pursuant to the 1999 Directors Option Plan vest and become exercisable upon grant.

All options granted under the 1996 Directors Option Plan or the 1999 Directors Option Plan expire upon the earlier of 10 years following the date of grant or one year following the date the director ceases to be a director for any reason other than removal for cause, in which case the director’s options immediately terminate.

Included in the 2007 Director Compensation Table, set forth on page 25, under the Option Awards column is the amount expensed by AFC in 2007 pursuant to revised Statement of Financial Accounting Standards No. 123, “Share-Based Payment,” referred to as SFAS 123R, for options granted during 2007 to each of the non-employee directors of AFC pursuant to the 1999 Director Option Plan. Since options granted to directors pursuant to the 1999 Director Option Plan vest upon grant, such options were expensed in full at the time of grant.

In May 2007, the shareholders of AFC approved the 2007 Directors Stock Plan. As a result, the 1999 Director Option Plan was frozen such that no further options will be granted under the 1999 Director Option Plan.

2007 Directors Stock Plan

In May 2007, the shareholders of AFC approved the 2007 Directors Stock Plan. This plan provides for annual grants to non-employee directors of restricted stock having a fair market value, as defined in the plan, equal to $45,000 at the time of the grant. Such grants commenced in 2008 and are made annually on the third business day following AFC’s release of its prior year annual financial results. The plan also provides for discretionary grants. No discretionary grants have been made pursuant to the plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan provides retirement benefits for directors of AFC or the Association with at least 10 years of service, who are not and have not been employees of AFC, the Association or any of their predecessors in interest. This excludes Mr. Engelke, Mr. Keegan, Mr. Conefry, and Mr. Powderly from participation in the plan. In 1999, participation in the Directors’ Retirement Plan was frozen such that any director who joins the Board of Directors of AFC or the Association after March 1, 1999 will not be eligible to participate in the Directors’ Retirement Plan.

Benefits under the Directors’ Retirement Plan vest at a 50% level once an eligible director completes 10 years of service. Vesting increases by 5% each additional year of service thereafter with 100% vesting after 20 years of service. Service on the Board of Directors of companies merged into AFC or the Association is counted as eligible service under the Directors’ Retirement Plan. Any benefit which a director receives during a month pursuant to a retirement plan for service on the Board of Directors of a company merged into AFC or the Association acts as an offset against the benefit due the director during the month pursuant to the Directors’ Retirement Plan.

The basic benefit payable under the Directors’ Retirement Plan is a monthly benefit for the life of a director commencing at retirement from the Boards of Directors of AFC and the Association or age 65, whichever is later, which, on an annual basis, is equal to the sum of (i) the annual retainers paid by AFC and the Association to their directors at the time the director retires, (ii) any annual retainers the director was receiving from AFC and the Association for service as the chairman of a committee of the Boards of Directors of AFC or the Association at the time the director retires, and (iii) a sum equal to the meeting fees paid to the director for committee meeting attendance in the year preceding the director’s retirement. Directors were allowed, prior to December 31, 2005, to make a one-time election of alternate forms of benefit payment for their benefits under the Directors’ Retirement Plan. The alternate forms of benefit, in addition to the single life annuity described above, were (i) a 10 year certain annuity, (ii) a joint and survivor annuity with the director’s spouse, and (iii) a lump sum payment. The amount of the alternate forms of benefit is calculated to be actuarially equivalent to the basic single life annuity benefit described above. For those directors entitled to receive benefits under director retirement plans established by companies merged into AFC or the Association, the director was required to select a form of benefit payment under the Directors’ Retirement Plan that is the same as the form provided pursuant to the plan established by the company merged into AFC or the Association, i.e. a 10 year certain annuity in the case of Mr. Waters and a joint and survivor annuity in the case of Mr. Haeffner.

At the time of The Greater Acquisition, The Greater maintained The Retirement Plan of The Greater New York Savings Bank for Non-Employee Directors, or The Greater Director Retirement Plan. Pursuant to the terms of The Greater Director Retirement Plan, Mr. Haeffner became entitled to and commenced, at the time of The Greater Acquisition, receiving a $24,000 per year retirement benefit payable in the form of a joint and survivor life annuity with his spouse. At the time of The Greater Acquisition, AFC and the Association assumed The Greater’s obligations under The Greater Director Retirement Plan. The amount received during 2007 by Mr. Haeffner, as a result of this benefit, has been included in the All Other Compensation column of the 2007 Director Compensation Table on page 25.

At the time of the LIB Acquisition, LIB maintained The LIB Non-Employee Directors’ Benefit Plan, or the LIB Director Retirement Plan. Pursuant to the terms of the LIB Director Retirement Plan, Mr. Waters became entitled at the time of the LIB Acquisition to receive, upon retirement, a $21,600 per year retirement benefit payable in the form of a ten year certain annuity. At the time of the LIB Acquisition, AFC and the Association assumed LIB’s obligations under the LIB Director Retirement Plan.

In the event of a change of control, as defined in the Directors’ Retirement Plan, eligible directors will receive service credit through the balance of their then current term as a director. Prior to December 31, 2005, eligible directors were required to make a one-time election whether, in the event of a change of control, their benefits due pursuant to the Directors’ Retirement Plan would be paid to the director in a lump sum or transferred into a rabbi trust to be established at the time of the change of control and paid pursuant to the original alternate form benefit election.

The directors who are eligible to participate in the Directors’ Retirement Plan, at this time, have the following vesting percentage: Mr. Burger - 100%, Mr. Connors - 85%, Mr. Donahue - 85%, Mr. Haeffner - 75%, Mr. Palleschi - 55%, and Mr. Waters - 85%.

Included in the 2007 Director Compensation Table, set forth on page 25, under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column is the change in the actuarial value during 2007 attributable to each of the directors who participates in the Directors’ Retirement Plan based upon the same assumptions utilized for financial statement reporting in the Consolidated Financial Statements. Also included in the 2007 Director Compensation Table, set forth on page 25 under the Change in Pension Value and Nonqualified Deferred Compensation Earnings column is the change in the actuarial value during 2007 attributable to Mr. Haeffner’s participation in The Greater Director Retirement Plan and Mr. Waters’ participation in the LIB Director Retirement Plan. For further information regarding the assumptions utilized and changes in such assumptions from time to time, see Note 15 to the Consolidated Financial Statements. Pursuant to SEC regulations, AFC is not allowed to disclose in the Director Compensation Table a change in pension value that is less than zero even though for financial statement purposes AFC may accrue the actual change. The actual change in actuarial value with respect to Mr. Burger reflected a decline in value during 2007.

Directors Deferred Compensation Plan

Pursuant to the Directors Deferred Compensation Plan, non-employee directors of either AFC or the Association may elect to defer receipt of all or any part of their directors’ fees. Deferred fees are carried on the books of AFC as an unfunded obligation and are credited with interest quarterly at a rate equal to the average of AFC’s consolidated cost of funds and yield on investments for the preceding quarter, unless the cost of funds exceeds the yield on investments, in which case the rate is based upon the preceding quarter’s consolidated yield on investments.

Pursuant to applicable SEC regulations, the rate of interest credited to participating directors’ accounts pursuant to the Directors Deferred Compensation Plan for 2007 was not an above-market rate and, therefore, is not reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the 2007 Director Compensation Table set forth on page 25.

In the event of a change of control of AFC or the Association, each participating director may elect that his fees, with accrued interest, be placed in a grantor trust established for the benefit of the director, applied to the purchase of an insurance company annuity contract, or be paid directly by AFC or its successor.

Directors’ Death Benefit

This plan provides that if a non-employee director dies while in service as a director of AFC or the Association, the director’s designated beneficiary will receive from AFC a payment equal to one year’s directors’ fees, including annual retainers, meeting attendance fees and committee chairman retainers, at the rate in effect immediately preceding his or her death. If a director leaves the service of AFC and the Association for any reason other than death, all rights to any benefit under this plan cease. This is an unfunded benefit for which AFC does not accrue an expense. Therefore, no amount has been reflected in the 2007 Director Compensation Table set forth on page 25 for the value of this obligation.

Travel Expenses and Other Perquisites

AFC and the Association pay or reimburse directors for their travel expenses, including lodging, for attendance at meetings of the Board of Directors and committees of AFC, the Association or their subsidiary companies on which directors may serve and at other business-related functions. Included in the All Other Compensation column of the 2007 Director Compensation Table set forth on page 25 is the cost associated with travel and lodging expenses incurred by AFC for the directors’ attendance at meetings at AFC’s corporate headquarters.

From time to time, directors’ spouses are invited to attend business-related functions away from AFC’s corporate headquarters with respect to which participation by the directors and their spouses is expected and/or encouraged. These include a holiday party with senior officers of the Association and their guests, director and executive retreats, director educational programs and other industry-related functions. Pursuant to SEC regulations, the attendance of a director’s spouse at these functions is considered a perquisite. The estimated incremental cost to AFC of having a spouse attend such functions is included in the All Other Compensation column of the 2007 Director Compensation Table set forth on page 25. AFC believes that having the directors’ spouses attend such functions as invited guests of the Association serves the business purposes of the Association and AFC and reinforces the collegiality of the Board, resulting overall in a more efficient and productive Board.

AFC maintains a fractional lease on a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not allowed. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite to the executives as defined by SEC regulations. See the CD&A, commencing on page 26 and the Summary Compensation Table on page 39.

When an executive officer is traveling on business utilizing the corporate aircraft and room is otherwise available on the aircraft, directors traveling on AFC’s business and the directors’ spouses traveling with the directors may accompany the executive on such business. While such use of the aircraft by the director and the director’s spouse is considered a perquisite pursuant to SEC regulations, no value has been ascribed to such usage with respect to the directors in the 2007 Director Compensation Table set forth on page 25, as there is no incremental cost to AFC for such usage.

The directors are allowed to receive discounts on certain loans secured by their primary residence pursuant to the Association’s Employee & Director Mortgage & Home Equity Loan Policy. For a detailed description of this policy, see the Transactions with Certain Related Persons commencing on page 16. The amount of any discounted interest rate or fees below what an unaffiliated customer would have been required to pay under similar circumstances during 2007 has been determined by the SEC staff not to be compensation and, therefore, is not included in the All Other Compensation column of the 2007 Director Compensation Table, set forth on page 25.

The following Table sets forth details regarding compensation provided to the directors of AFC for the fiscal year ended December 31, 2007.

2007 Director Compensation Table

Name	Fees Earned Or Paid in Cash ($)(1)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Andrew M. Burger	84,000	29,293	0	1,585	114,878
John J. Conefry, Jr.	68,000	29,293	0	5,292	102,585
Denis J. Connors	93,000	29,293	142,975	6,331	271,599
Thomas J. Donahue	97,000	29,293	89,587	10,003	225,883
Peter C. Haeffner, Jr.	76,000	29,293	11,644	46,140	163,077
Ralph F. Palleschi	94,000	29,293	59,847	1,910	185,050
Thomas V. Powderly	72,000	29,293	0	21,467	122,760
Leo J. Waters	80,000	29,293	88,703	5,245	203,241

(1)
Fees Earned or Paid in Cash represent fees earned by directors for the annual retainer paid by AFC, the annual retainer paid by the Association, committee meeting attendance fees, and fees for service as committee chairmen, as applicable. See the discussion on page 21 entitled Directors’ and Other Fee Arrangements.

(2)
Options were granted automatically on January 16, 2007 pursuant to the 1999 Directors Option Plan which was previously approved by the shareholders of AFC. Each director noted received a grant of an option to acquire 6,000 shares of AFC Common Stock. All options granted under the 1999 Directors Option Plan vest upon grant and expire upon the earlier of 10 years following the date of grant or one year following the date the director ceases to be a director for any reason other than removal for cause, in which case the director’s options immediately terminate. The exercise price of the options granted was the closing price of AFC Common Stock as quoted on the NYSE on the date of the grant, or $29.72. The grant date is determined by the terms of the 1999 Directors Option Plan. For purposes of this table, options have been valued pursuant to the Black-Scholes option valuation formula. The assumptions utilized in such calculation are set forth in Note 16 to the Consolidated Financial Statements. For information regarding options outstanding as of the Record Date, see the table contained in the section entitled Security Ownership of Management commencing on page 19.

(3)
Pursuant to SEC regulations, Mr. Burger’s change in pension value is disclosed as $0.00 because the change in the actuarial value of his benefit from December 31, 2006 to December 31, 2007 was a negative $17,346. As a non-employee director of LIB, Mr. Waters participated in the LIB Director Retirement Plan. Also, included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column with respect to Mr. Waters is the change in actuarial value during 2007 with respect to his interest in such plan. As a non-employee director of The Greater, Mr. Haeffner participated in The Greater Director Retirement Plan. Also, included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column with respect to Mr. Haeffner is the change in actuarial value during 2007 with respect to his interest in such plan.

(4)
All Other Compensation for each director, except Mr. Burger and Mr. Palleschi, includes travel expenses to attend onsite meetings of the Board and, except for Mr. Conefry, spousal travel and entertainment expenses for spouses’ attendance at AFC and Association-related functions. Mr. Haeffner participated in the Directors Deferred Compensation Plan described above. Pursuant to SEC regulations, the interest rate paid in 2007 with respect to his balances in the Directors Deferred Compensation Plan was not a preferential rate and, therefore, no amount has been included under the All Other Compensation column with respect to this sum. Mr. Haeffner receives medical and dental benefits pursuant to a post-retirement medical plan provided to the non-employee directors of The Greater, the premiums for which in 2007 were $17,609 and $1,290, respectively. As a former non-employee director of The Greater, he also receives a pension payment pursuant to The Greater Director Retirement Plan. That payment equaled $24,000 in 2007.

Executive Compensation

The information set forth in the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, referred to as the Securities Act, or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report

1)	The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) (SEC Regulation, Section 229.402(b)) with management; and

2)
Based on the review and discussion referred to in Paragraph 1 above, the Compensation Committee recommended to the Board of Directors of AFC that the CD&A be included in this Proxy Statement on Schedule 14A (SEC Regulation, Section 240.14a-101).

Compensation Committee of AFC

Denis J. Connors, Chairman	Ralph F. Palleschi
Andrew M. Burger	Thomas V. Powderly
Thomas J. Donahue	Leo J. Waters

Compensation Discussion and Analysis

Under rules established by the SEC, AFC is required to provide certain data and information regarding the compensation and benefits provided to AFC’s Chief Executive Officer, Chief Financial Officer and certain other executives of AFC. The disclosure requirements for the Chief Executive Officer and such other executives include the use of tables and the CD&A. The CD&A is intended to review the compensation awarded to, earned by or paid to the Named Executives. This review explains all material elements of AFC’s compensation of the Named Executives and describes the objectives of AFC’s compensation programs, what the program is designed to reward, each element of compensation, why AFC chooses to pay each element, how AFC determines the amount, and, where applicable, the formula for each element, and how each element and AFC’s decisions regarding that element fit into AFC’s overall compensation objectives and affect decisions regarding other elements. The Named Executives include the Chief Executive Officer, anyone who has served as the Chief Financial Officer during the fiscal year and AFC’s three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer of AFC as of December 31, 2007. The Named Executives of AFC are George L. Engelke, Jr., Monte N. Redman, Gerard C. Keegan, Arnold K. Greenberg, Alan P. Eggleston and Frank E. Fusco.

Executive Compensation Philosophy

The primary objective of the executive compensation program of AFC and the Association is to attract and retain highly skilled and motivated executive officers to manage AFC in a manner to promote prudent growth and profitability and advance the interests of its shareholders.

The compensation program is designed to provide levels of compensation which are competitive and reflective of the organization’s performance in achieving its goals and objectives, both financial and non-financial, as determined in its business plan. The program aligns the interests of the executives with those of the shareholders of AFC by providing a proprietary interest in AFC, the value of which can be significantly enhanced by the appreciation of AFC Common Stock. The program also seeks to adequately provide for the needs of the executives upon retirement, based upon their compensation levels, length of service provided to AFC and the Association and the appreciation of AFC Common Stock.

The Named Executives are highly skilled and experienced in the management of thrift institutions. With the exception of Mr. Fusco, all have a minimum of thirty (30) years experience in the thrift industry and in excess of fifteen (15) years experience in executive management responsible for managing AFC, the Association and/or other thrift institutions. Mr. Fusco has over 15 years of thrift and management experience as a senior officer of AFC or the Association. All have extensive management experience and extensive banking and non-banking training. All have professional training beyond banking. In addition to their current areas of responsibility, each has hands on, day to day management experience in areas of banking outside of their current assignments, adding to the depth, flexibility and balance of the management team. All have extensive experience in the management of a public company (AFC) and, in two cases, beyond AFC. All have a commitment to excellence, prudent operations and promoting the interests of shareholders.

Given the experience of the executives, their proven track record of performance at AFC and the investment AFC and the Association has made in these individuals, their retention is important. AFC has taken a number of steps to further this goal, such as entering into employment contracts with each of the Named Executives, providing vesting periods for equity grants and awards and retirement and change of control packages that provide meaningful incentives for the Named Executives to remain employed by AFC.

To a significant degree, the compensation program for the executive officers mirrors that utilized throughout most of AFC’s operations. The overall compensation of the Named Executives is tied directly to their obtaining clearly defined results in a prudent manner. Since their responsibility is to manage AFC, their performance objectives are related directly to AFC’s performance. This is accomplished through the Executive Incentive Plan, the equity-based compensation program and, to a lesser degree, the retirement program.

AFC believes that the best way to ensure that the Named Executives advance the interests of the shareholders is to make sure that each of the executive officers is a significant shareholder. The Compensation Committee has established share ownership requirements applicable to its executives as a multiple of their base salaries. For example, the Chief Executive Officer is required to hold direct or indirect non-derivative shares of AFC Common Stock having a value equal to five (5) times his annual salary. Each of the other executive officers is to hold direct or indirect non-derivative shares of AFC Common Stock having a value equal to three (3) times their respective annual salaries. Excluded from the ownership requirements are outstanding AFC stock options so as to ensure that the executives have more than a mere hypothetical stake in AFC’s performance. While the policy contains a phase-in period to accommodate promotions or newly hired executives, each of the executive officers during 2007, and today, exceed by a substantial margin the minimum share ownership requirement notwithstanding the application of any phase-in period. See the section entitled Security Ownership of Management commencing on page 19 for additional information regarding the investment of the Named Executives in AFC Common Stock. Both through its equity-based incentive and retirement programs, the Named Executives also receive a substantial portion of their compensation in AFC Common Stock. The better AFC Common Stock performs for AFC’s shareholders, the higher the total compensation that is earned by the Named Executives.

The executive compensation program of AFC consists of four (4) primary elements: Base Salary, Short-Term Non-Equity Incentive Plan Compensation, Equity-Based Compensation, and Retirement Benefits. In addition, the Association provides medical benefits, life insurance and disability and other benefits common to all its full time employees. AFC and the Association also provide certain other benefits, or Perquisites, to the Named Executives. The Perquisites are considered an immaterial component of the overall program and are generally associated with furthering the business interests of AFC. AFC and the Association have each entered into employment agreements with each of the Named Executives. These agreements, which are discussed more fully below, impose certain obligations on and provide certain benefits to the Named Executives which extend beyond the terms of their employment.

In structuring its executive compensation program, AFC considers the before and after tax financial impact the elements of the program will have on AFC and the Association. Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Code, places a limitation of $1 million on the deductibility by AFC of certain elements of compensation earned by each of the Named Executives. AFC has submitted incentive compensation and other benefit plans to its shareholders for approval, when required, in order to preserve the deductibility of most payments made to the Named Executives. As a result of the approval of such plans, and based upon the level and composition of the compensation of its executive officers, the limitations contained in Section 162(m) of the Code did not materially impact the financial condition or results of operations of AFC for the year ended December 31, 2007.

Management of AFC monitors and provides to the Compensation Committee, in connection with both executive and director compensation, information derived from a group of financial institutions which by asset size are the next ten largest and the next ten smaller publicly traded banking and thrift institutions in the United States. This information is utilized by the Compensation Committee as additional information which, when considered with all other factors, is used in making compensation-related decisions. These institutions utilize a variety of business models, are in many cases located in markets which are dissimilar from the New York metropolitan market in which AFC is primarily located and are, generally, not considered by management or the Compensation Committee to be AFC’s peers other than in terms of asset size. The information acquired is derived from public filings by such companies with the SEC. The institutions monitored during 2007 were Popular, Inc., Marshall & Ilsley Corp., Zions Bancorporation, Mellon Financial Corp., Commerce Bancorp, Inc., First Horizon National Corporation, Huntington Bancshares Incorporated, Hudson City Bancorp, Inc., Synovus Financial Corp., New York Community Bancorp, Inc., Associated Banc-Corp, Indymac Bancorp, Inc., Colonial BancGroup, Inc, Webster Financial Corporation, Downey Financial Corp., BOK Financial Corporation, W Holding Company, Inc., Flagstar Bancorp, Inc., First Citizens Banc Corp and City National Corporation. The Compensation Committee does not index the compensation of the executive officers to these or other institutions, but considers the information in the exercise of its discretion to arrive at compensation programs and policies which it believes are fair and competitive in the marketplace.

Other than levels of compensation, there are no material differences in the compensation or benefit policies applicable to the executive officers. The Compensation Committee believes that the difference in the levels of compensation among the executive officers is reflective of their roles and responsibilities within AFC, their experience in those roles and competitive compensation levels in the marketplace. In the equity compensation area, the Compensation Committee has in previous years varied to a degree the terms of equity awards in an effort to mitigate accounting expenses pursuant to SFAS 123R. No equity awards were provided during 2007. See the section of this CD&A entitled Perquisites commencing on page 37 for a discussion of the immaterial differences in policy which do apply.

The following details the components of AFC’s executive compensation program.

Base Salary

Salary levels are designed to be competitive with cash compensation levels paid to similar executives at banking and thrift institutions of similar size and standing, giving due consideration to the marketplace in which AFC and the Association operate. Base salary levels are considered in conjunction with the short-term non-equity incentive plan compensation component of the executive compensation program.

AFC’s performance to a significant degree is dependent upon factors which, in the short-term, may be positively or negatively impacted by events outside of the control of management. Our operating results are dependent primarily on our net interest income, which is the difference between the interest earned on our assets and the interest paid on deposits and borrowings. Our earnings are particularly susceptible to changes in market interest rates and U.S Treasury yield curves, government policies and the actions of regulatory authorities. The Compensation Committee seeks to balance these factors and set base salary at a level which provides a reasonably competitive level of base compensation even if AFC, due to factors outside of the control of the executives, fails to meet its minimum threshold targets such that no awards are made under the short-term non-equity incentive plan compensation component of the total cash compensation program.

In determining whether the level of base salary and short term non-equity incentive plan compensation, or total cash compensation, is competitive, the Compensation Committee reviews information from a variety of sources. The Compensation Committee receives information and, from time to time, recommendations from management, has direct access to publications reflecting industry practices and, when the Compensation Committee deems necessary, selects and retains the services of compensation consultants. When compensation consultants are utilized for this purpose, such consultants report directly to the Compensation Committee. Although management necessarily assists the Compensation Committee during this process, controls are implemented to ensure that the consultants’ opinions and recommendations are reported directly to the Compensation Committee, independent of management.

These sources, taken together, are utilized ultimately to confirm that the level and structure of executive compensation, and that of other officers, are fair, competitive and reasonable. In reviewing information on compensation practices with regard to executive officers within the banking and thrift industry, the primary factors which influence salary and short-term non-equity incentive plan compensation levels are the size and complexity of the institution or business unit being managed, the marketplace in which the institution is located, the position held by the executive and the performance of the institution versus peers.

To determine whether or not base salary and short-term non-equity incentive plan compensation for 2007 were set at levels that were competitive, the Compensation Committee took a number of specific steps. The Committee was provided access to 2006 SNL Executive Compensation Review, Banks and Thrifts. This publication provides compensation data on all named executive officers at all publicly traded bank and thrift institutions in the United States, including information regarding the size and location of the institutions.

Generally, the Compensation Committee reviews Named Executives’ salary and bonus compensation for the ensuing year in December of each year at the same time as such matters are considered for all other officers of AFC and the Association. In conducting such review, the Compensation Committee considers the performance of AFC, the performance of each of the executive officers (based both on the directors’ own insights and discussions with Mr. Engelke), the salary and compensation history of the Named Executives and both the proposed short-term non-equity incentive plan compensation targets for the coming year and proposed equity compensation grants.

In developing AFC’s Business Plan for 2007 during the fall of 2006, particularly in light of the interest rate forecasts available to them and the impact the projected yield curve would have upon the performance of AFC and the Association, executive management determined and communicated to the Board and Compensation Committee that 2007, in all likelihood, would be a very challenging year for AFC. The Business Plan which was reviewed and approved by the Board reflected, despite management’s best efforts, a shrinking margin and reduced earnings per share.

In this environment, executive management considered a wide range of potential compensation-related cost saving measures, including but not limited to freezing salaries and reducing bonus opportunities at various levels throughout the organization, commencing at the executive officer level. After considering the ramifications of such actions, executive management recommended to the Compensation Committee and the Compensation Committee utilized its discretion and approved the following actions related to executive compensation:

i)	Salaries for the then six executive officers were frozen at 2006 levels,

ii)
Incentive targets to be utilized for 2007 pursuant to the Executive Incentive Plan were adjusted upward, so as to reduce potential bonus payouts upon achieving approved Business Plan performance levels, and

iii)	Equity grants made in December 2006 were reduced 25% to 50% based upon the methodology utilized by management in developing its recommendations to the Compensation Committee.

As a result of the recommendations of executive management and the Compensation Committee’s analysis, the Compensation Committee in December 2006 approved, and the Board ratified, total 2007 base salary compensation of $3,552,000 for the six (6) executive officers, the same as for 2006.

In August 2007, as part of its ongoing review of management succession, the Compensation Committee approved and the Board ratified a number of actions:

i)
The Compensation Committee abolished AFC’s Mandatory Retirement Policy for Executive Officers, which had required executive officers reaching 70 years of age to resign from their employment by AFC and the Association. In reaching this decision, the Compensation Committee determined that the continuation of the policy was not in the best interests of AFC or its shareholders as it placed artificial constraints upon AFC and had the potential of depriving AFC of the services of several skilled and valuable executives that AFC had spent substantial sums to train, foster and retain, including its Chief Executive Officer. As a result of this change, all of the employment contracts between AFC and the Association, respectively, and the executive officers were amended to delete mandatory retirement as a basis for executive officers to leave the employ of AFC or the Association. With the exception of updating such contracts to reflect the executive officers’ current titles and salaries, which were considered housekeeping amendments, this was the only change to the employment contracts considered by the Compensation Committee.

ii)
Mr. Engelke, who had served as Chairman, President and Chief Executive Officer of AFC and the Association, relinquished the title of President and Mr. Redman, who had served as Executive Vice President and Chief Financial Officer, was promoted to the newly formed position of President and Chief Operating Officer. In view of Mr. Redman assuming overall responsibility for the day to day operations of AFC and the Association and mindful of their knowledge regarding competitive salary levels for executive officers within the thrift and banking business, the Compensation Committee exercised its discretion and the Board ratified a salary adjustment for Mr. Redman to $800,000 per year, an increase of $200,000 per year, for that portion of the year he served in such capacity. For a further discussion of actions taken at such time with respect to Mr. Redman’s participation in the Executive Incentive Plan, see the section of the CD&A entitled Short-Term Non-Equity Incentive Plan Compensation commencing on page 32.

iii)
Mr. Fusco, who had served as Senior Vice President and Treasurer of AFC and the Association was promoted to Executive Vice President, Treasurer and Chief Financial Officer of AFC and the Association to fill the position vacated by Mr. Redman. In view of Mr. Fusco assuming responsibility as Chief Financial Officer of AFC and the Association, mindful of their knowledge regarding competitive salary levels for executive officers within the thrift and banking business and in recognition of short-term equality within the executive officer ranks, the Compensation Committee exercised its discretion and the Board ratified a salary adjustment for Mr. Fusco to $400,000 per year, an increase of $60,000 per year, for that portion of the year he served in such capacity and he was made a participant in the Executive Incentive Plan. For a further discussion of actions taken at such time with respect to Mr. Fusco’s participation in the Executive Incentive Plan, see the section of the CD&A entitled Short-Term Non-Equity Incentive Plan Compensation commencing on page 32.

In determining to make the change to the employment contracts of the executive officers referenced above, the Compensation Committee had previously retained Watson Wyatt, as described above, to advise it regarding common practices among companies, if any, as CEO’s neared retirement age. The Compensation Committee did not undertake to evaluate peer practices regarding any other aspects of the employment agreements for 2007.

Short-Term Non-Equity Incentive Plan Compensation

Short-term non-equity incentive plan compensation consists of awards paid pursuant to the Executive Incentive Plan. This Plan was approved by the shareholders of AFC in 1999 and again in 2004 and is a performance-based plan. Annually, the Compensation Committee establishes, in advance, performance objectives. These performance objectives are derived from the business plan of AFC, which is reviewed and approved by the Board annually, typically in November, and covers the ensuing two years. The compensation payable under the Executive Incentive Plan, while it may be reduced by the Compensation Committee in its discretion, is otherwise tied directly to the attainment of the pre-established performance objectives. The Executive Incentive Plan has been structured in this manner to maintain the tax deductibility to AFC of awards under this plan pursuant to Code Section 162(m). Therefore, the Compensation Committee has no discretion under this plan to reward performance by a particular Named Executive that may have favorably impacted AFC’s results disproportionately or reward performance that is not immediately captured in the financial performance matrix utilized.

As noted above, the Board and Compensation Committee of AFC recognize that the performance of AFC is substantially affected by the environment in which it operates, particularly interest rate movements and the shape of the yield curve. It is expected that its executives will maintain systems to monitor such environment and over time take steps to prudently manage the various risks that such environment presents. The Board and the Compensation Committee believe that, to be effective, the attainment of targets established under the Executive Incentive Plan should be both challenging, yet prudently attainable, so as not to encourage either imprudent risk taking or the sacrifice of long-term performance for short term gains.

The Compensation Committee has received comments from the compensation consultants retained in previous years regarding the operation of the Executive Incentive Plan and has duly considered those comments in structuring performance targets pursuant to such plan. Among those comments was the proportion of each executive officer’s performance based cash compensation to total cash compensation. The Compensation Committee, in establishing the performance targets, utilizes its discretion based upon all the information available to it. The Compensation Committee does not generally review specific peer data concerning the targets utilized by the Compensation Committee nor does it index the targets to peer performance. Members of the Compensation Committee are generally aware of the financial and total return performance of a number of peer and other banking related institutions at the time the performance targets are established, as this data is reported monthly by management at meetings of the Board. Among the institutions monitored were Downey Financial Corp, Hudson City Bancorp, Inc., Indymac Bancorp, New York Community Bancorp, Sovereign Bancorp, Washington Federal Inc., Washington Mutual, Dime Community Bancshares, Flushing Financial Corp., Citigroup, Bank of America Corp, JPMorgan Chase & Co., Wachovia Corp., Wells Fargo & Co., U.S. Bancorp, Suntrust Banks, National City Corporation, Fifth Third Bancorp, Bank of New York Mellon Corporation, Capital One Financial, Commerce Bancorp, Webster Financial Corp., TCF Financial Corp., Valley National Bancorp, Fannie Mae, and Freddie Mac. The specific criteria monitored are not, however, directly comparable to the performance measures utilized under the Executive Incentive Plan. Ultimately, the Compensation Committee exercises its discretion, based upon all information available to it, to establish the incentive targets applicable to the executive officers.

The Executive Incentive Plan for 2007 provided for a target incentive equal to seventy percent (70%) of base salary for the Chief Executive Officer, sixty percent (60%) of base salary for the Chief Operating Officer (for the portion of the year during which he served in such capacity) and fifty percent (50%) of base salary for each of the other executive officers (and in the case of Mr. Fusco for that portion of the year during which he served in such capacity.) For further information regarding the incentive compensation of Mr. Redman and Mr. Fusco and the impact of their promotions, see the 2007 Grants of Plan-Based Awards Table below at page 42.

The performance measurements used for 2007 were the diluted earnings per share of AFC Common Stock and the return on average shareholders’ equity. A series of achievement levels was established for each measure, with each level assigned a percentage award ranging from zero percent (0%) to two hundred percent (200%). The zero percent (0%) award represented performance below what the Compensation Committee considered a reasonable threshold level of achievement based upon the range of factors the executives were expected to encounter during the year at the time the objectives were established. The diluted earnings per share performance of AFC accounted for seventy five percent (75%) of the executives’ total incentives under the Executive Incentive Plan, while AFC’s return on average shareholders’ equity performance accounted for twenty five percent (25%) of such total.

The Compensation Committee believes that these performance measurements are over time, on an institution-wide basis, within the sufficient control of management and should be captured in the total returns provided to shareholders of AFC Common Stock. The Compensation Committee also believes that including a return on average shareholders’ equity performance measure encourages the efficient deployment of invested capital and retained earnings and promotes prudent longer-term performance.

Based upon AFC’s confidential business plan, target performance ranges were established for 2007 at the time of the award in January 2007 for both diluted earnings per share targets and return on average shareholders’ equity targets. The targets were assigned a percentage between zero percent (0%) and two hundred percent (200%). At the time the ranges were established in January 2007, the Compensation Committee also authorized certain specified adjustments to AFC’s diluted earnings per common share and return on average shareholders’ equity, as reported in accordance with U.S. generally accepted accounting principles, referred to as GAAP, in determining the ultimate performance under the Executive Incentive Plan. In such cases, typically, business plan assumptions are substituted for items that reflect changes in GAAP or are unknown, highly unpredictable or uncontrollable by management at the time the business plan for the coming year is developed or approved. The nature of the adjustments authorized for 2007 was consistent with adjustments authorized pursuant to the Executive Incentive Plan in previous years, with the exception of a preauthorized adjustment utilized for 2006 related to the termination of certain interest rate swap agreements during 2006 which was not provided for among the preauthorized adjustments for 2007. These adjustments are detailed below.

To receive an incentive payout for 2007 of two hundred percent (200%), the adjusted diluted earnings per share were required to exceed $1.73 per share and the adjusted return on average shareholders’ equity was required to exceed 13.64%. No award would be made if the adjusted diluted earnings per share were below $1.23 per share and the adjusted return on average shareholders’ equity was below 9.79%. To receive a target level payout, the adjusted diluted earnings per share was required to be between $1.50 and $1.52 per share and the adjusted return on average shareholders’ equity was required to be between 11.88% and 12.04%.

The ultimate adjustments made to AFC’s GAAP diluted earnings per common share to arrive at adjusted diluted earnings per share were as follows:

i)
common share equivalents were increased by 1,674,221 shares due to differences in stock repurchases, ESOP allocation, stock option exercises and dilutive treasury stock calculations from those assumed in the business plan;

ii)
interest income was increased by $300,630 to reflect differences related to stock repurchases, option exercises and other cash transactions noted in paragraph (A) above from those assumed in the business plan;

iii)	other income was increased by $20,484,000 relating to the other-than-temporary impairment charge taken in December 2007 with respect to two issues of Freddie Mac preferred stock;

iv)	general and administrative expenses were reduced by $251,933 relating to higher equity-based compensation expense from that assumed in the business plan;

v)	general and administrative expenses were reduced by $849,796 relating to higher ESOP expense as a result of fluctuating AFC Common Stock prices during 2007 from that assumed in the business plan;

vi)	general and administrative expenses were reduced by $4,114,009 relating to certain legal expenses; and

vii)	net income was increased by $8,547,439 to tax effect the adjustments set forth above.

The adjustments made to AFC’s GAAP return on average shareholders’ equity to arrive at adjusted return on average shareholders’ equity were as follows:

i)
average equity was increased by one half of the adjustments related to adjusted diluted earnings per share noted above, less the ESOP adjustment which is a reclassification within equity only, to reflect the positive effect of such adjustments on equity and that average equity is used;

ii)	average equity was increased by $8,225,111 to reflect higher levels of share repurchase activity from that assumed in the business plan;

iii)	average equity was increased by $7,148,282 to reflect differences in the amount and exercise prices of option exercises from that assumed in the business plan;

iv)	average equity was increased by $15,500,077 to reflect differences in accumulated other comprehensive loss from that assumed in the business plan; and

v)	average equity was decreased by $127,769 to reflect differences in the number of unallocated shares held by the ESOP from that assumed in the business plan.

For fiscal year 2007, the Compensation Committee, pursuant to the terms of the Executive Incentive Plan, certified that AFC’s financial performance resulted in incentive payments based upon attainment of the adjusted diluted earnings per share target at the one hundred percent (100%) level and of the adjusted return on average shareholders’ equity target at the eighty percent (80%) level. These incentive awards were paid in January 2008.

Equity-Based Compensation

The equity-based compensation portion of AFC’s and the Association’s compensation program consists of option grants and awards of restricted stock pursuant to the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan was approved by the shareholders of AFC in 2005. The purpose of the 2005 Stock Incentive Plan is to promote the growth and profitability of AFC, to provide certain key officers and employees of AFC and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in AFC.

Historically, equity-based compensation grants and awards have been made to officers holding the title of Vice President or higher. This totaled seventy (70) officers as of December 20, 2006, the last award date prior to December 31, 2007. The Compensation Committee believes that this group of individuals has the greatest ability to impact the overall performance, and therefore the stock price, of AFC.

Since its conversion to public ownership in 1993, the practice of AFC generally has been to grant options and/or award restricted stock to officers of the Association and AFC annually on the date of the Board’s regular meeting in December. During 2007, the Compensation Committee determined that annual grants would no longer be made in December, but would be made following AFC’s release of its prior years’ annual financial results, commencing in January 2008. Thus, no equity grants or awards were made to the executive or other officers during 2007. On occasion, although not during 2007, grants or awards will also be made at or near the time a new officer is hired, on the date of a regularly scheduled Board meeting. In all cases, the exercise price of stock options or the value ascribed to awards of restricted stock has been the closing price of AFC Common Stock on the date of the grant or award on the exchange on which such stock was trading at the time.

See Security Ownership of Management commencing on page 19, the Summary Compensation Table on page 39 and the 2007 Outstanding Equity Awards at Fiscal Year End Table on page 44 for further information regarding certain options and restricted stock outstanding with respect to the Named Executives.

Retirement Benefits

Retirement benefits are designed to provide for an adequate level of income to each participating employee following his or her retirement from AFC and the Association based upon compensation level and length of service. These benefits are also designed to support the goals and objectives of the remainder of the compensation program. Among those goals and objectives are the alignment of the interests of all retirement plan participants, including but not limited to the Named Executives, to that of the shareholders and the retention of participating employees.

Retirement benefits are provided through the ESOP, the Incentive Savings Plan, and the DB Plans. Certain post-retirement benefits are also provided through the Association’s Retirement Medical and Dental Benefit Policy for Vice Presidents and Above, referred to as the Post-retirement Medical Plan.

None of AFC’s or the Association’s DB Plans have benefit formulas which take into account compensation other than base salary. As a result, compensation derived from cash incentives, restricted stock and the exercise of stock options, which may vary substantially from year to year, does not affect benefit levels.

The retirement benefits have been developed over a number of years and, as a result, the relative importance and the focus of the various plans have shifted over time.

The Employees Pension Plan is a qualified defined benefit plan. This plan, historically, was the primary retirement vehicle for the Association, which, when the plan was originally adopted in 1949 and until 1993, was a relatively small mutual thrift institution. The benefit formula under the Employees Pension Plan, which has evolved over time based primarily upon Code requirements, is based upon length of service and average compensation level for the five years preceding retirement. As a tax qualified plan, the compensation level which can be considered in the benefit formula is capped ($225,000 during 2007). As a result, the Employees Pension Plan, over time, failed to capture significant amounts of compensation in the benefit formula, particularly at the higher salary levels within the Association.

In 1983, the Excess Plan, a non-qualified defined benefit plan, was instituted. This plan applies the Employees Pension Plan benefit formula to salary-based compensation above the Internal Revenue Service, or IRS, compensation limits.

The Association, in 1991, also instituted the Supplemental Plan, also a non-qualified defined benefit plan, to maintain the then current benefit formula for a group of officers impacted by a reduction in the benefits formula under the qualified plan and indirectly under the Excess Plan due to changes mandated under the Code. Currently, Mr. Engelke, Mr. Greenberg and Mr. Redman are the only Named Executives who participate in the Supplemental Plan. Currently, if Mr. Redman were to retire, he would receive no benefits under the Supplemental Plan based upon the various benefit formulas. The DB Plans are the primary retirement vehicles utilized by the Association that are not materially and directly tied to the performance of AFC Common Stock. AFC believes that the use of the DB Plans to provide a minimum level of retirement benefits for eligible Association employees is prudent given the magnitude of the reliance the ESOP places on the performance of AFC Common Stock. The DB Plans, however, continue not to capture within their benefit formulas cash compensation paid to the Named Executives pursuant to the Executive Incentive Plan or bonus compensation paid to other officers and employees.

In 1986, the Association implemented the Incentive Savings Plan, a defined contribution 401K plan. At the time it was implemented, the Incentive Savings Plan operated as a profit sharing plan pursuant to which employees received from the Association matching contributions, based upon their level of voluntary participation in the plan. The Incentive Savings Plan gave employees an incentive to save, helped provide for their retirement, provided certain tax benefits to participants, helped focus employees on the profitability of the Association and allowed employees to rollover vested balances if they left the Association’s employ prior to retirement age. The Incentive Savings Plan continues to be maintained and employees can continue to make voluntary contributions into the Incentive Savings Plan. However, since 1993, the Association and AFC have not made contributions to the Incentive Savings Plan.

The ESOP is a combination of a leveraged employee stock ownership plan established by the Association when it converted from mutual to stock form in 1993 and a leveraged employee stock ownership plan in existence at LISB at the time of the LIB Acquisition in 1998 and implemented by LISB at the time of its mutual to stock conversion in 1994. A primary purpose of each institution in implementing an employee stock ownership plan was to instill an owner culture in a workforce that had previously operated in a mutual structure that lacked accountability to stakeholders or owners. Each employee stock ownership plan purchased a block of the common stock issued in its sponsor’s conversion offering, with borrowed funds, to be allocated among eligible employees over the succeeding years as the borrowing was repaid. The value of the benefit provided, and its GAAP accounting cost, rise and fall with the performance of the stock purchased. There have been no subsequent stock purchases for either plan. The two employee stock ownership plans were combined in 2000 in order to offer a single, unified employee stock ownership plan benefit to all employees of the combined company. In order to achieve a uniform benefit structure, the outstanding loan for each plan was renegotiated to achieve a new payment and share allocation schedule. In order to secure the consent of the plans’ independent fiduciaries to this action, the Association committed to make certain additional cash contributions to the ESOP through 2009.

The renegotiation also established change of control protections for the participants of the ESOP. This provision is a key device in encouraging the retention of all participating employees. The Board, management and the fiduciaries representing the interests of the ESOP’s participants believed that, in the event of a change of control, the value provided to shareholders would be as a result of the efforts, over time, of the employees of the Association and that any value generated within the AFC Common Stock then unallocated in the ESOP at that time should benefit such employees. As a result, the plan was amended to provide that in the event of a change of control, the ESOP must be terminated, the outstanding loan settled and the balance of the unallocated shares distributed to then current employee participants. As of December 31, 2007, using the closing price for AFC Common Stock as quoted on the NYSE on December 31, 2007, the value to be distributed would be approximately $105.7 million.

See the Summary Compensation Table on page 39 and Security Ownership of Management on page 19 for further information regarding the ownership of AFC Common Stock by the Named Executives.

See also the discussion commencing on page 46 under the heading Additional DB Plan Information regarding the benefit formulas applicable to the DB Plans.

The Post-retirement Medical Plan provides executive and other senior officers and their spouses, if any, with medical and dental insurance coverage following such officers’ retirement from the Association at age 55 or older with at least 10 years of service. Based upon the officer’s age at retirement, the Association pays between fifty percent (50%) and one hundred percent (100%) of the premiums for such coverage. AFC views this plan as another vehicle to encourage the retention of its senior officers.

Perquisites

The executive officers are provided with certain perquisites detailed below. These perquisites are modest in cost and scope and AFC believes them to be customary for the executives of similar companies. See the section entitled Transactions with Certain Related Persons commencing on page 16 for a discussion of the Association’s Employee & Director Mortgage & Home Equity Loan Policy.

Other Banking Services

The Association provides to its employees, officers and directors routine retail banking services, including primarily checking, savings and certificate of deposit accounts. The Association from time to time waives, for such individuals, certain de minimus fees associated with such accounts. As these amounts are waived on a non-discriminatory basis to the Association’s employees generally, under SEC regulations, they are not included in the Compensation Tables for the directors or the Named Executives and are not considered to be related-party transactions.

Company-Provided Automobiles

All executive officers are provided with a company owned or leased automobile for their business and personal use. The Association pays the maintenance, insurance and licensing-related costs of the automobile, but not fuel costs. The value of this benefit, net of direct business usage, for which other employees are reimbursed, is included in the Summary Compensation Table on page 39 under the All Other Compensation column. Mr. Fusco did not receive his company provided automobile until 2008.

Use of Leased Corporate Aircraft and Other Travel-Related Expenses

AFC has a fractional lease on a corporate aircraft for use by its executives for business purposes only. Personal use of the aircraft is not allowed. The use of this aircraft by the executives is viewed by AFC as integrally and directly related to their job performance. As a result, this use is not viewed as a perquisite as defined by SEC regulations.

AFC has a policy when Named Executives travel on business to allow the executives to be accompanied by their spouses. This benefit is utilized sparingly by the executives and is considered a perquisite. The estimated incremental cost of the spouse’s attendance is included in the Summary Compensation Table on page 39 under the All Other Compensation column where such amount can be determined. In all cases such benefit is immaterial to the compensation of the Named Executives. If a Named Executive is traveling on business utilizing the corporate aircraft and there is otherwise room available on the aircraft for the executive’s spouse to accompany the executive, the spouse may do so. As there is no incremental cost to AFC for the spouse accompanying the executive on such flight, no amount has been included in the Summary Compensation Table with respect to such usage. To the extent a commercial flight was utilized and AFC bore the cost of the spouse’s air travel, the cost of such air travel is included in the Summary Compensation Table on page 39 under the All Other Compensation column.

Other Benefits

The Chief Executive Officer is provided with a golf club membership and a small expense account. The value of these benefits is included in the Summary Compensation Table on page 39 under the All Other Compensation column.

All senior officers, including the Named Executives, are provided with an annual physical at the Association’s expense. In the alternative, senior officers may consult their own physicians and submit the cost of such physical through the officer’s medical insurance coverage which is available to all full time employees.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)
George L. Engelke, Jr. Chairman and Chief Executive Officer	2007 2006	1,100,000 1,100,000	950,692 310,204	495,491 495,491	731,500 587,125	0 95,280	166,701 114,505	3,444,384 2,702,605

Monte N. Redman President and Chief Operating Officer	2007 2006	673,077 600,000	338,279 163,597	252,280 252,280	356,250 228,750	39,783 170,912	131,003 91,717	1,790,672 1,507,256

Gerard C. Keegan Vice Chairman and Chief Administrative Officer	2007 2006	524,000 524,000	271,849 129,936	200,421 200,421	248,900 199,775	60,170 129,248	112,445 73,069	1,417,785 1,256,449

Arnold K. Greenberg Executive Vice President and Assistant Secretary	2007 2006	483,000 483,000	113,649 621,277	161,860 161,860	229,425 184,144	0 99,634	113,465 90,385	1,101,399 1,640,300

Alan P. Eggleston Executive Vice President, Secretary and General Counsel	2007 2006	445,000 445,000	222,616 109,620	169,274 169,274	211,375 169,657	34,990 63,035	111,976 81,262	1,195,231 1,037,848

Frank E. Fusco Executive Vice President, Treasurer and Chief Financial Officer	2007	361,923	117,779	61,154	155,724	0	83,413	779,993

(1)
Each of the Named Executives, except for Mr. Keegan, has elected to contribute a portion of his salary into the Incentive Savings Plan. While the Association is authorized to make matching contributions under the terms of the Incentive Savings Plan, it has not done so since prior to 1993. Each of the Named Executives also elected to contribute a portion of his salary into a medical flexible spending account. These plans are not discriminatory in favor of the Named Executives.

(2)
This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2006 and 2007 fiscal year (or 2007, in the case of Mr. Fusco) for the fair value of restricted stock awards made in 2005 and 2006 to the Named Executives pursuant to 2005 Stock Incentive Plan, which was previously approved by the shareholders of AFC. These amounts reflect AFC’s accounting expense for these awards, and do not correspond to the actual value that has been or will be recognized by the Named Executives. No restricted stock grants were awarded to the Named Executives during 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For awards made in 2005, although Mr. Engelke and Mr. Greenberg were eligible for normal retirement at the time of the award, the awards were granted prior to adoption of SFAS 123R and, therefore, are expensed over their original vesting period which was 37 months in all cases. For awards made in 2006, the restricted stock awarded would normally vest and be distributed on January 9, 2012. All such grants, except for Mr. Engelke’s, vest and would be distributed earlier, among other reasons, upon normal retirement at age 65. Since Mr. Redman, Mr. Eggleston and Mr. Fusco will not be normal retirement eligible prior to January 9, 2012, their 2006 awards are expensed over the 61 months between the date of the award and the vesting date. Mr. Keegan will become normal retirement eligible prior to January 9, 2012. As a result, his 2006 award is expensed over the period from the date of the award until he becomes normal retirement eligible, or 56.5 months. Mr. Greenberg was normal retirement eligible at the time of his 2006 award. Therefore, his entire 2006 award was expensed at the time of the award. While Mr. Engelke’s 2006 award also would normally vest and be distributed on January 9, 2012, it provides for earlier vesting and distribution, not upon normal retirement at age 65, but upon reaching and retiring as an officer pursuant to AFC’s then mandatory retirement policy for executive officers at age 70. Since Mr. Engelke will reach age 70 prior to January 9, 2012, his 2006 award is being expensed over the period from the date of grant until he is expected to reach 70 years of age, or 23.5 months. The fair value of restricted stock awards is calculated using the closing price of AFC Common Stock as quoted on the NYSE on the date of the award. For additional information, see Note 16 to the Consolidated Financial Statements. For additional information regarding restricted stock held by the Named Executives, see the 2007 Outstanding Equity Awards At Fiscal Year-End Table on page 44.

(3)
This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2006 and 2007 fiscal year (or 2007, in the case of Mr. Fusco) for the fair value of stock option grants made in 2005 to the Named Executives pursuant to the 2005 Stock Incentive Plan, which was previously approved by the shareholders of AFC. These amounts reflect AFC’s accounting expense for these grants, and do not correspond to the actual value that will be recognized by the Named Executives, if any, as the exercise price was equal to the closing price of AFC Common Stock as quoted on the NYSE on the date of the grant and a gain would only occur if there is appreciation in the value of AFC Common Stock at the date of exercise. No stock options were granted to any officers or employees during 2006 or 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For grants made in 2005, although Mr. Engelke and Mr. Greenberg were eligible for normal retirement at the time of the award, the grants were made prior to adoption of SFAS 123R and, therefore, are expensed over their original vesting period which was 37 months in all cases. For additional information on the valuation assumptions with respect to such grants, see Note 16 to the Consolidated Financial Statements. For additional information regarding stock options held by the Named Executives, see the 2007 Outstanding Equity Awards At Fiscal Year-End Table on page 44.

(4)
This column represents the incentive bonus award payments made to the Named Executive for 2006 and 2007 (or 2007, in the case of Mr. Fusco) pursuant to the Executive Incentive Plan, which plan was previously approved by the shareholders of AFC and, in the case of Mr. Fusco, the Association’s Astoria Federal Savings Annual Incentive Plan for Select Executives, referred to as the AFS Bonus Plan. For additional information, see the 2007 Grants of Plan Based Awards Table on page 42.

(5)
This column represents the sum of the actuarial change in pension value in 2006 and 2007 (or 2007, in the case of Mr. Fusco) for each of the Named Executives according to their respective participation in the DB Plans. For information regarding the assumptions used in determining the present value of such benefits, as well as additional information regarding the Named Executives’ participation in such plans, see the 2007 Pension Benefits Table on page 48. The Named Executives do not participate in any non-qualified deferred compensation plans. Pursuant to SEC regulations, Mr. Engelke’s, Mr. Greenberg’s and Mr. Fusco’s change in pension value for 2007 is disclosed as $0.00 because the change in the actuarial value of their benefit from December 31, 2006 to December 31, 2007 was a negative $84,344, negative $17,798 and negative $180, respectively.

(6)
This column represents compensation amounts reportable with respect to the Named Executives for 2006 and 2007 (or 2007, in the case of Mr. Fusco) pursuant to SEC regulations and not properly reportable in any other column of the Summary Compensation Table. AFC has not paid any tax gross-up amounts with respect to any compensation or benefits reflected in the Summary Compensation Table or otherwise. AFC does not allow Named Executives or other officers and employees to acquire AFC Common Stock at a discount. While the Association provides group life insurance coverage with respect to the Named Executives, such benefit is provided on a non-discriminatory basis to all full time employees of the Association and, therefore, has been excluded pursuant to SEC regulations, as have other group medical and health coverages. The following table sets forth additional detail regarding All Other Compensation amounts:

All Other Compensation Table

Name	Year	Dividends Received on Restricted Stock Awards ($)(a)	AFC Common Stock Allocated Pursuant to the ESOP ($)(b)	Cash Allocated Pursuant to the ESOP ($)(c)	Perquisites and Other Personal Benefits ($)(d)	Total ($)
George L. Engelke, Jr.	2007 2006	75,712 28,800	37,109 33,459	25,151 26,443	28,730 25,803	166,701 114,505
Monte N. Redman	2007 2006	48,750 15,912	37,109 33,460	31,743 32,058	13,402 10,288	131,003 91,717
Gerard C. Keegan	2007 2006	37,388 12,624	37,109 33,459	17,052 16,864	20,896 10,122	112,445 73,069
Arnold K. Greenberg	2007 2006	29,822 11,592	37,109 33,459	31,743 32,058	14,792 13,276	113,465 90,385
Alan P. Eggleston	2007 2006	31,954 10,680	37,109 33,459	25,099 25,413	17,814 11,710	111,976 81,262
Frank E. Fusco	2007	16,692	37,109	29,113	500	83,413

(a)
This column represents dividends paid during 2006 and 2007, respectively, (or 2007, in the case of Mr. Fusco) to the Named Executives by AFC with respect to the AFC Common Stock awarded in 2005 and 2006 to the Named Executives as restricted stock pursuant to the 2005 Stock Incentive Plan. Such dividends are, for federal and state tax purposes, treated as wages and are subject to tax withholding as such. The amount reflected is the gross amount paid before tax withholding.

(b)
This column represents the expense incurred by the Association with respect to AFC Common Stock allocated to the Named Executives as a result of their participation in the ESOP for 2006 and 2007, respectively (or 2007, in the case of Mr. Fusco). The ESOP is a qualified defined contribution plan subject to ERISA. The expense is calculated under GAAP based upon the number of shares allocated to the Named Executive times the average daily closing price of AFC Common Stock as quoted on the NYSE for 2006 and 2007, respectively. This amount does not equate to either the cash contribution made by the Association to the ESOP to obtain the release of such shares for allocation, nor the basis on which the Named Executives entitlement to such shares is determined. For further information regarding the ESOP, see the CD&A section of this Proxy Statement under the heading Retirement Benefits commencing on page 35.

(c)
This column represents an estimate of the cash allocated to the accounts of the Named Executives as a result of their participation in the ESOP for the 2006 and 2007 plan year, respectively, (or 2007, in the case of Mr. Fusco) in the form of contributions and investment return. Excluded are amounts earned by the Named Executive in the form of dividends or interest on amounts previously allocated to the Named Executives’ accounts within the ESOP. For further information regarding the ESOP, see the CD&A section of this Proxy Statement under the heading Retirement Benefits commencing on page 35.

(d)
This column represents perquisites and other personal benefits incurred by AFC and the Association with respect to the Named Executives for the 2006 and 2007 fiscal years, respectively. In the case of Mr. Engelke, such benefits consisted of the value of an automobile provided by the Association and utilized for non-business purposes, spousal travel and entertainment expenses, a country club membership, and an expense account. For Mr. Redman and Mr. Keegan, such benefits consisted of the value of an automobile provided to each by the Association and utilized for non-business purposes and spousal travel and entertainment expenses. For Mr. Greenberg, such expenses consisted of the value of an automobile provided by the Association and utilized for non-business purposes, spousal travel and entertainment expenses and a physical examination. For Mr. Eggleston, such expenses consisted of the value of an automobile provided by the Association and utilized for non-business purposes and a physical examination. For Mr. Fusco, such expenses consisted of spousal travel and entertainment expenses. Automobiles are provided to the Named Executives by the Association, which the Named Executives may use for business purposes, commuting and for personal use. The value of the automobiles provided has been determined differently depending upon whether the automobile was leased or owned by the Association. The amount included as a perquisite was determined based upon the total cost incurred by the Association for the automobile including the annual lease payments or, in the case of owned automobiles, annual depreciation, as well as insurance, registration and inspection fees and maintenance costs, less the cost the Association would have reimbursed the executive for business mileage had the executive used their personal automobile, adjusted positively or negatively for the gain or loss realized on any owned automobile traded in during the year, based upon the estimated salvage value established at the time the automobile was acquired. This amount represents the incremental cost of such automobiles to AFC and does not represent the amount of income attributable to the Named Executive for tax purposes as a result of the non-business use of such automobile. For a description of the policies of AFC with respect to providing automobiles to its executive officers, see the section under the CD&A entitled Perquisites commencing on page 37. Spousal travel and entertainment expenses represent expenses incurred by the Association which would not otherwise have been incurred as a result of an executive traveling or attending an Association-related function without such executive’s spouse. Not all such expenses are capable of precise delineation. In such cases, a reasonable estimate of that portion of the expense has been made.

The following table sets forth information regarding bonus awards for 2007 pursuant to the Executive Incentive Plan. No equity grants were made to the Named Executives during 2007. Pursuant to the terms of the Executive Incentive Plan, the Compensation Committee annually establishes an annual incentive for the executive officers of AFC. For a discussion of the goals and targets applicable for 2007, see the CD&A - Short-Term Non-Equity Incentive Plan Compensation commencing on page 32.

2007 Grants of Plan-Based Awards Table

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)(2)
Name	Threshold ($)	Target ($)	Maxi-mum ($)
George L. Engelke, Jr.	48,125	770,000	1,540,000
Monte N. Redman (3)	10,938	175,000	350,000
Monte N. Redman (4)	12,500	200,000	400,000
Gerard C. Keegan	16,375	262,000	524,000
Arnold K. Greenberg	15,094	241,500	483,000
Alan P. Eggleston	13,906	222,500	445,000
Frank E. Fusco (5)	3,471	79,333	134,867
Frank E. Fusco (6)	5,208	83,333	166,667

(1)
With the exception of Mr. Fusco, all grants to the Named Executives of Non-Equity Incentive Plan Awards were grants made pursuant to the Executive Incentive Plan. For additional information regarding the Executive Incentive Plan, see the CD&A section under the heading Short-Term Non-Equity Incentive Plan Compensation commencing on page 32. On August 15, 2007, Mr. Fusco was promoted from Senior Vice President and Treasurer of AFC, a non-executive officer position, to Executive Vice President, Treasurer and Chief Financial Officer, an executive officer position. As a non-executive officer, Mr. Fusco received a grant of a non-equity plan award, pursuant to the AFS Bonus Plan, a plan in which executive officers do not participate. For additional information, see Footnote No. 5 below. Upon his promotion, Mr. Fusco received a grant of a non-equity plan award pursuant to the Executive Incentive Plan. For additional information, see Footnote No. 6 below.

(2)
The amounts reflected under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column reflect the incentive bonus program for the Named Executives for fiscal year 2007. The Threshold column reflects the minimum bonus which could be earned by the Named Executive earning any bonus. Performance of AFC below the specified level would result in no bonus. The Target column and the Maximum column represent the amounts that would be earned had AFC performed at the one hundred percent (100%) payout and maximum payout percentages as specified under the goals established in connection with the Executive Incentive Plan for 2007. In January 2008, the entitlements of the Named Executives were determined and payment to the Named Executives was authorized by the Compensation Committee of AFC for 2007 performance as follows: George L. Engelke, Jr. - $731,500, Monte N. Redman - $356,250, Gerard C. Keegan - $248,900, Arnold K. Greenberg - $229,425, Alan P. Eggleston - $211,375 and Frank E. Fusco - $155,724. These amounts are reflected in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation for 2007. For additional information regarding incentive bonus payments made to Mr. Redman and Mr. Fusco, see Footnote Nos. 3 and 4 and Footnote Nos. 5 and 6, respectively, below.

(3)
On August 15, 2007, Mr. Redman was promoted from Executive Vice President and Chief Financial Officer to President and Chief Operating Officer. At such time, Mr. Redman’s salary was increased and, as authorized by the Executive Incentive Plan, his target incentive for the balance of the year was increased from 50% of his base salary to 60% of his base salary. The amounts reflected as Threshold, Target and Maximum Possible Payouts reflect amounts based upon his original grant for the applicable period of 2007 prior to his promotion.

(4)
The amounts reflected as Threshold, Target and Maximum Possible Payouts reflect those amounts based upon Mr. Redman’s salary and revised target incentive, pursuant to the terms of the Executive Incentive Plan, for the applicable period of 2007 following Mr. Redman’s promotion. The amount reflected in Footnote No. 2 above with respect to Mr. Redman reflects the aggregate incentive bonus received by Mr. Redman for 2007.

(5)
On August 15, 2007, Mr. Fusco was promoted from Senior Vice President and Treasurer of AFC, a non-executive officer position, to Executive Vice President, Treasurer and Chief Financial Officer, an executive officer position. As a non-executive officer, Mr. Fusco received a grant of a non-equity plan award, pursuant to the AFS Bonus Plan, a plan in which executive officers do not participate. The amounts reflected as Threshold, Target and Maximum Possible Payouts reflect amounts he was eligible to receive pursuant to the AFS Bonus Plan for the applicable period of 2007 prior to his promotion. The AFS Bonus Plan operates similar to the Executive Incentive Plan. The same performance measurements and achievement levels are utilized for that portion of the award based upon the financial performance of AFC. In the case of a senior vice president, 70% of the total target award for 2007 was based upon such financial performance. The balance of the award was based upon the executive officers’ assessment of the individual performance of the non-executive officer on a scale ranging from 0% to 100%. The amount set forth as Threshold Possible Payout assumes a 0% personal performance based assessment, while the Target and Maximum Possible Payout amounts reflect a 100% personal performance based assessment, the maximum available. Mr. Fusco’s actual personal performance assessment for 2007 was 100%. The overall target incentive for senior vice presidents for 2007 was 40% of their base salary.

(6)
Upon his promotion, Mr. Fusco was awarded a grant of a non-equity plan award pursuant to the Executive Incentive Plan. The amounts reflected as Threshold, Target and Maximum Possible Payouts reflect those amounts based upon Mr. Fusco’s salary and target incentive, pursuant to the terms of the Executive Incentive Plan, for the applicable period of 2007 following Mr. Fusco’s promotion. The amount reflected in Footnote No. 2 above with respect to Mr. Fusco reflects the aggregate incentive bonus received by Mr. Fusco pursuant to both the AFS Bonus Plan and the Executive Incentive Plan for 2007.

The following table provides information on the current holdings of stock options and restricted stock awards by the Named Executives as of December 31, 2007. This table includes unexercised vested and unvested option grants and unvested restricted stock awards. Each equity grant or award outstanding at fiscal year end is shown separately for each Named Executive. The vesting schedule for each grant or award is shown following this table, based on the option grant or restricted stock award date. The market value of the restricted stock awards is based on the closing market price per share of AFC Common Stock as quoted on the NYSE on December 31, 2007, or $23.27. For additional information about the option grants and restricted stock awards, see the CD&A - Equity-Based Compensation commencing on page 34.

2007 Outstanding Equity Awards At Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Award Date (2)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
George L. Engelke, Jr.	12/16/1998 12/15/1999 12/20/2000 12/19/2001 12/18/2002 12/17/2003 12/15/2004 12/21/2005	251,343 328,959 413,964 375,000 405,000 315,000 397,500	345,000	15.0209 9.9583 16.5625 16.8333 18.0000 24.4000 26.6267 29.0200	12/15/2008 12/14/2009 12/19/2010 12/18/2011 12/17/2012 12/16/2013 12/14/2014 12/20/2012	12/21/2005 12/20/2006	30,000 42,800	698,100 995,956

Monte N. Redman	12/16/1998 12/15/1999 12/20/2000 12/19/2001 12/18/2002 12/17/2003 12/15/2004 12/21/2005	98,343 59,959 143,964 126,060 165,445 130,500 180,000	154,700	15.0209 9.9583 16.5625 16.8333 18.0000 24.4000 26.6267 29.0200	12/15/2008 12/14/2009 12/19/2010 12/18/2011 12/17/2012 12/16/2013 12/14/2014 12/20/2012	12/21/2005 12/20/2006	16,575 30,300	385,700 705,081

Gerard C. Keegan	12/20/2000 12/19/2001 12/18/2002 12/17/2003 12/15/2004 12/21/2005	120,000 108,000 142,500 102,000 144,000	122,900	16.5625 16.8333 18.0000 24.4000 26.6267 29.0200	12/19/2010 12/18/2011 12/17/2012 12/16/2013 12/14/2014 12/20/2012	12/21/2005 12/20/2006	13,150 22,800	306,001 530,556

Arnold K. Greenberg	12/15/1999 12/20/2000 12/19/2001 12/18/2002 12/17/2003 12/15/2004 12/21/2005	84,000 105,000 100,500 130,500 94,500 132,000	112,700	9.9583 16.5625 16.8333 18.0000 24.4000 26.6267 29.0200	12/14/2009 12/19/2010 12/18/2011 12/17/2012 12/16/2013 12/14/2014 12/20/2012	12/21/2005 12/20/2006	12,075 16,600	280,985 386,282

Alan P. Eggleston	12/20/2000 12/19/2001 12/18/2002 12/17/2003 12/15/2004 12/21/2005	6,036 94,500 121,500 88,500 120,000	103,800	16.5625 16.8333 18.0000 24.4000 26.6267 29.0200	12/19/2010 12/18/2011 12/17/2012 12/16/2013 12/14/2014 12/20/2012	12/21/2005 12/20/2006	11,125 19,600	258,879 456,092

Frank E. Fusco	12/15/1999 12/20/2000 12/19/2001 12/18/2002 12/17/2003 12/15/2004 12/21/2005	32,759 47,664 47,550 63,000 46,800 60,900	37,500	9.9583 16.5625 16.8333 18.0000 24.4000 26.6267 29.0200	12/14/2009 12/19/2010 12/18/2011 12/17/2012 12/16/2013 12/14/2014 12/20/2012	12/21/2005 12/20/2006	6,250 9,800	145,438 228,046

(1)	The following table details the vesting date for all outstanding stock options held by the Named Executives as of December 31, 2007, based upon the grant date of such option:

Option Grant Vesting Schedule

Grant Date	Vesting Date (a)
12/16/1998	1/10/2002
12/15/1999	1/10/2003
12/20/2000	1/10/2004
12/19/2001	1/10/2005
12/18/2002	1/10/2006
12/17/2003	12/22/2005
12/15/2004	12/22/2005
12/21/2005	1/9/2009

(a)
In addition to the dates indicated, the options reflected in this table would vest early upon the death, disability and, except for those options granted on December 21, 2005, upon retirement upon reaching age 55 with at least 10 years of service. The options granted on December 21, 2005 vest upon normal retirement at age 65 as defined under any of the Association’s pension plans. The vesting of options granted on December 17, 2003 and December 15, 2004 was accelerated by the Compensation Committee in anticipation of the implementation of SFAS 123R on January 1, 2006. All stock options indicated would also vest in the event of a change of control of either AFC or the Association.

(2)	The following table details the vesting date for all outstanding restricted stock awards held by the Named Executives as of December 31, 2007, based upon the award date of such restricted stock:

Restricted Stock Award Vesting Schedule

Award Date	Vesting Date (a)
12/21/2005	1/9/2009
12/20/2006	1/9/2012

(a)
In addition to the dates indicated, the restricted stock reflected in this table would vest early upon the death, disability and, except for the restricted stock granted to Mr. Engelke on December 20, 2006, upon normal retirement at age 65 as defined under any of the Association’s pension plans. The vesting of restricted stock granted to Mr. Engelke on December 20, 2006 would vest earlier than the date indicated should he retire as an executive officer of AFC and the Association having reached the then mandatory retirement age for executive officers of 70. All restricted stock awards indicated would also vest in the event of a change of control of either AFC or the Association.

The following table provides information, for the Named Executives, on stock option exercises during 2007, including the number of shares acquired upon exercise and the value realized before their payment of any applicable withholding tax and broker commissions.

2007 Option Exercises and Stock Vested

	Option Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)(1)
George L. Engelke, Jr.	90,000	696,150
Monte N. Redman	20,000	278,434

(1)
Value realized is calculated by multiplying the number of shares of AFC Common Stock as to which an option was exercised times the difference between the closing price per share of AFC Common Stock as quoted on the NYSE on the date of exercise and the exercise price per share of the applicable option. There were no restricted stock awards vested in 2007.

Additional DB Plan Information

The following table sets forth information on the pension benefits for the Named Executives under each of the following pension plans:

Employees Pension Plan. The Employees Pension Plan is a funded and tax qualified retirement program that covers approximately 4,400 eligible employees and retirees of the Association and its predecessors as of December 31, 2007. As applicable to the Named Executives, the plan provides benefits based on a formula that takes into account the executive’s earnings for each fiscal year, subject to applicable IRS limitations. Since 1992, the formula provides for an annual benefit accrual for each year of service (up to a maximum of 30 years) equal to 1.00% of the executive’s average base salary over the 5 years immediately preceding retirement up to “covered compensation” and 1.6% of such average base salary in excess of “covered compensation.” “Covered compensation” varies based upon a participant’s normal retirement date based upon changes in the average of the Social Security taxable wage bases. The executive’s annual earnings taken into account under this formula include base salary, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($225,000 for 2007). As an example, utilizing covered compensation of $54,000 for an employee who reached normal retirement age in 2007, the maximum incremental annual benefit an executive could have earned toward his total pension payments under this plan was $3,276, payable after retirement as described below.

The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of 10 years. The normal retirement age as defined in the Employees Pension Plan is 65. Employees with at least 5 years of service, including the Named Executives, who have retired and reached age 55, may elect to receive benefits at a reduced amount. Currently, Mr. Keegan and Mr. Redman are eligible for early retirement. The benefit reduction is based upon a table of simplified option factors used to convert the benefit at normal retirement age to the reduced amount. On average, the reduction equates to approximately an 8.2% discount per year for each year retirement is accelerated prior to normal retirement age. Similarly, retirees with at least 5 years of service may receive an enhanced benefit if they defer the receipt of their benefit beyond their 65th birthday. On average, the increase equates to approximately a 10.5% enhancement per year that retirement is deferred beyond normal retirement age. Currently, Mr. Engelke and Mr. Greenberg are eligible for an enhanced benefit. In addition, the Employees Pension Plan provides for spousal joint and survivor annuity options.

Benefits under the Employees Pension Plan are subject to the limitations imposed under section 415 of the Code. The section 415 limit for 2007 is $185,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates.

Supplemental Plan. The Association in 1991 adopted the Supplemental Plan, a non-qualified plan for tax purposes. The Supplemental Plan, at the time of its adoption, applied to a specified group of 30 officers of the Association. Six participants remain in the employ of the Association, including three of the Named Executives: Mr. Engelke, Mr. Redman and Mr. Greenberg. Mr. Keegan, Mr. Eggleston and Mr. Fusco do not participate in this plan. The Supplemental Plan was adopted to preserve for the participating employees the benefit formula that had been in effect pursuant to the Employees Pension Plan prior to the adoption of the Supplemental Plan at which time the Employees Pension Plan formula was amended and reduced. The Supplemental Plan is unfunded and is not qualified for tax purposes.

The benefit payable under the Supplemental Plan is calculated and compared to the benefit payable under the Employees Pension Plan and Excess Plan. The participant receives, under the Supplemental Plan, the shortfall, if any, in the Employees Pension Plan and Excess Plan benefit. The Supplemental Plan formula provides for an annual benefit equal to 60% of the participant’s average base salary over the 5 years immediately preceding retirement less 67% of the participant’s primary Social Security benefit times a number equal to years of service divided by 30 (but not greater than 1).

Pursuant to the Supplemental Plan, normal retirement age is defined as age 65. Employees may receive a reduced benefit under the Supplemental Plan upon early retirement at or after age 55 with at least 10 years of service. Benefits under the Supplemental Plan are generally payable at the same time and in the same manner as under the Employees Pension Plan.

Excess Plan. The Excess Plan, which was adopted in 1983, is not qualified for tax purposes. Participants in this plan include those participants in the Employees Pension Plan whose compensation exceeds the limitations established under the Code. Benefits payable under the Excess Plan are equal to the excess of (1) the amount that would be payable in accordance with the terms of the Employees Pension Plan disregarding the limitations imposed pursuant to sections 401(a)(17) and 415 of the Code over (2) the pension benefit actually payable under the Employees Pension Plan taking the sections 401(a)(17) and 415 limitations into account. Benefits under the Excess Plan are payable at the same time and in the same manner as under the Employees Pension Plan.

No pension benefits were paid to any of the Named Executives in the 2007 fiscal year. For further information on these pension plans, see the CD&A - Retirement Benefits commencing on page 35.

The amounts reported in the Pension Benefits Table below equal the present value of the accumulated benefit at December 31, 2007, for the Named Executives under each of the DB Plans. The accumulated benefit calculation is based upon certain assumptions which are discussed in Note 15 to the Consolidated Financial Statements. The calculation assumes service and base salary earned through December 31, 2007. The present value assumes the executive will begin to receive retirement benefits at age 65 (or immediately if the executive is already over 65 years of age). Age 65 is the earliest age executives can receive benefits without a reduction in benefits. The interest rate assumption used to calculate the present value varies by plan, based upon the age of the participants and the resulting projected benefit payouts of the plan in the aggregate. For the Employees Pension Plan, the interest rate assumption is 6.45%, while for both the Excess Plan and the Supplemental Plan the interest rate assumption is 6.34%. The post-retirement mortality assumption is based upon the RP-2000 mortality table.

2007 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)
George L. Engelke, Jr.	Employees Pension Plan Excess Plan Supplemental Plan	36 years 6 months 36 years 6 months 36 years 6 months	952,153 4,127,213 1,233,159

Monte N. Redman	Employees Pension Plan Excess Plan Supplemental Plan	30 years 7 months 30 years 7 months 30 years 7 months	547,319 1,081,169 0

Gerard C. Keegan	Employees Pension Plan Excess Plan	36 years 9 months 36 years 9 months	901,130 954,008

Arnold K. Greenberg	Employees Pension Plan Excess Plan Supplemental Plan	32 years 7 months 32 years 7 months 32 years 7 months	996,287 1,258,693 520,202

Alan P. Eggleston	Employees Pension Plan Excess Plan	14 years 1 month 14 years 1 month	208,133 242,743

Frank E. Fusco	Employees Pension Plan Excess Plan	18 years 2 months 18 years 2 months	143,793 79,756

(1)
The number of years of credited service for benefit accrual purposes is capped at 30 years. For the Supplemental Plan, if a participant takes early retirement, his benefit is reduced by a fraction the numerator of which is his actual years of credited service (without reference to any cap) and the denominator is his projected years of credited service at normal retirement age. Under such Plan, the only augmentation that occurs for service beyond normal retirement age is the result of any potential base salary increases which the executive may receive during this period.

As noted above, the Supplemental Plan only provides a benefit if it exceeds the benefit that is payable pursuant to the terms of the Employees Pension Plan and the Excess Plan. While Mr. Redman is a participant in the Supplemental Plan, if he had cease to provide service as of December 31, 2007 the benefit provided under the Supplemental Plan would, pursuant to the terms of the Supplemental Plan, be reduced to a level that is below the benefits he would receive under the Employees Pension Plan and the Excess Plan. Based upon these assumptions, the value of his accumulated benefit is $0.00.

Other Potential Post-Employment Payments

As noted in the CD&A, AFC and the Association have entered into employment agreements with each of the executive officers, including the Named Executives. The employment agreements each provide for a three-year term. The Association’s employment agreements each run from the first day of January. Prior to January 1st each year, the Board of Directors of the Association may extend the employment agreements with the Association for an additional year such that the remaining terms shall be three (3) years. Prior to January 1, 2008, such employment agreements were so extended. The agreements with AFC automatically extend daily, so as to maintain their original term, unless written notice of non-renewal is given by the Board. No such notice has been given to any current executive officer.

The employment agreements provide for minimum salaries and the executives’ participation in retirement plans, group life, medical and disability insurance plans and any other employee benefit programs. The employment agreements also provide that AFC and the Association will maintain, for the benefit of the executives, director and officer liability insurance and will indemnify the executives on prescribed terms for claims and related costs and liabilities arising from the services provided pursuant to the employment agreements for a period of six (6) years beyond the termination of such agreements.

The employment agreements provide for termination of each of the executives’ employment at any time by AFC or the Association with or without cause. Each executive would be entitled to severance benefits in the event the executive’s employment terminates (1) due to AFC’s or the Association’s respective (A) failure to re-elect the executive to his current office, and in the case of Mr. Engelke’s and Mr. Keegan’s employment agreements, to the Board; (B) failure by whatever cause to vest in the executive the functions, duties or responsibilities prescribed for the executive in such agreement; (C) material breach of the employment agreements or reduction of the executive’s base salary or other change to the terms and conditions of the executive’s compensation and benefits which either individually or in the aggregate, as to such executive, has a material adverse effect on the aggregate value of the total compensation package provided to such executive; or (D) relocation of the executive’s principal place of employment outside of Nassau or Queens Counties of New York; or (2) for reasons other than (A) for cause; (B) voluntary resignation, except as a result of the actions specified under clause (1) above or following a change of control, as defined in the agreements; (C) death; (D) long term disability; or (E) expiration of the term of the employment agreement.

The executive officers agree that for a period of one year following termination of their employment, or the remaining contact term, whichever is less, they will not accept employment and will not serve as an officer, employee, consultant, director or trustee to any banking or thrift institution with an office or an application pending to open an office in any city, town or county in which AFC or the Association have an office, unless their employment is terminated pursuant to section (1) above or if such employment terminates as a result of disability, and in such instance, following notice, AFC does not offer to retain the executive in a comparable position. In addition, the executives agree in all cases to keep confidential and not use for their own benefit or the benefit of anyone else other than AFC any material non-public documents or information obtained while employed by AFC, unless required by law, until such time as the document or material is either no longer material or is otherwise publicly available through no fault of the executive. They agree, for a period of one year following their termination, not to solicit for employment, or to provide any advice or recommendations to a third party, regarding any officer or employee of AFC or the Association with respect to any bank, thrift or other financial institution in the business of accepting deposits or making loans in areas were AFC or the Association is located. They also agree, for a period of one year following their termination, not to solicit or otherwise seek to encourage any customer of AFC or the Association to terminate their relationship with AFC or the Association.

In situations where a Named Executive would be entitled to severance benefits, the severance benefits to which the Named Executive would be entitled include:

i)
continued life, medical and disability insurance benefits for the remainder of the contract term (three (3) years) at no cost to the executive (During their employment, the executives contribute to their medical coverage on the same basis as all salaried employees of the Association based upon the coverage selected);

ii)	a lump sum payment equal to the salary the executive would have earned during the remainder of the contract term (three (3) times base salary);

iii)
a lump sum payment equal to potential incentive compensation the executive could have earned during the remainder of the contract term (three (3) times the maximum incentive bonus available pursuant to the Executive Incentive Plan - See the 2007 Grants of Plan-Based Awards Table on page 42 and the CD&A - Short-Term Non-Equity Incentive Plan Compensation commencing on page 32 for a discussion of the manner in which incentive awards under the Executive Incentive Plan are calculated);

iv)
a lump sum payment equal to the present value of certain enhanced pension benefits (This amount is calculated by taking the present value of the difference between the pension benefits to which the executive is entitled under the DB Plans and a hypothetical benefit which the executive would be entitled to under such plans making the following assumptions: (a) the executive receives additional service credit through the remainder of the contract term (three (3) years) and (b) the lump sum payments payable under paragraphs (i) and (ii) above are added to the executive’s compensation in the year of the executive’s termination);

v)
a lump sum equal to the ESOP benefits the executive would have earned during the remainder of the contract term (three (3) times the ESOP allocations made to the executive in his last full year of employment);

vi)	accelerated vesting of all outstanding option grants and restricted stock awards;

vii)
director and officer liability insurance coverage and AFC’s agreement to indemnify the Named Executives to the fullest extent authorized by Delaware law for a period of six (6) years following termination of the contract; and

viii)	at the election of either AFC or the Association, a cash settlement of all outstanding options and restricted stock awards.

In the event of disability, the Named Executives are entitled to the following enhanced termination-related benefits:

i)	The Named Executive’s base salary is paid for up to one (1) full year following the Named Executive becoming disabled;

ii)
The Named Executive, pursuant to the terms of the Executive Incentive Plan, is entitled to receive a prorated bonus, based upon AFC’s attainment of the established performance goals for the plan year; and

iii)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of disability.

In the event of death, the Named Executives are entitled to the following enhanced termination-related benefits:

i)
The Named Executive’s estate, pursuant to the terms of the Executive Incentive Plan, is entitled to receive a prorated bonus, based upon AFC’s attainment of the established performance goals for the plan year; and

ii)	The stock option grants and restricted stock awards provided to the Named Executives all provide for accelerated vesting in the event of death.

As of December 31, 2007, the amounts of the Named Executives’ termination-related benefits, excluding those termination-related benefits that are not discriminatory in favor of the Named Executives, such as group life insurance or disability insurance payments, are estimated to be as follows:

		Disability	Payments upon	Severance
		Payment	Death	Payment
Name	Nature of Payment	($)(1)	($)(2)	($)(3)
George L. Engelke, Jr.	Salary	1,005,580		3,300,000
	Bonus	731,500	731,500	4,620,000
	Value of Enhanced Pension			12,172,526
	Value of ESOP Benefit			173,593
	Welfare Benefit Payment			9,067
	Value of Acceleration:
	Options	0	0	0
	Restricted Stock	1,694,056	1,694,056	1,694,056

Monte N. Redman	Salary	705,580		2,400,000
	Bonus	356,250	356,250	2,880,000
	Value of Enhanced Pension			6,632,603
	Value of ESOP Benefit			193,369
	Welfare Benefit Payment			9,067
	Value of Acceleration:
	Options	0	0	0
	Restricted Stock	1,090,781	1,090,781	1,090,781

Gerard C. Keegan	Salary	429,580		1,572,000
	Bonus	248,900	248,900	1,572,000
	Value of Enhanced Pension			3,287,123
	Value of ESOP Benefit			149,299
	Welfare Benefit Payment			7,399
	Value of Acceleration:
	Options	0	0	0
	Restricted Stock	836,557	836,557	836,557

Arnold K. Greenberg	Salary	388,580		1,449,000
	Bonus	229,425	229,425	1,449,000
	Value of Enhanced Pension			4,409,214
	Value of ESOP Benefit			193,369
	Welfare Benefit Payment			6,773
	Value of Acceleration:
	Options	0	0	0
	Restricted Stock	667,267	667,267	667,267

Alan P. Eggleston	Salary	350,580		1,335,000
	Bonus	211,375	211,375	1,335,000
	Value of Enhanced Pension			1,254,009
	Value of ESOP Benefit			173,439
	Welfare Benefit Payment			56,966
	Value of Acceleration:
	Options	0	0	0
	Restricted Stock	714,971	714,971	714,971

Frank E.. Fusco	Salary	305,580		1,200,000
	Bonus	155,724	155,724	1,200,000
	Value of Enhanced Pension			831,261
	Value of ESOP Benefit			185,480
	Welfare Benefit Payment			57,003
	Value of Acceleration:
	Options	0	0	0
	Restricted Stock	373,484	373,484	373,484

(1)
Assumes the Named Executive became disabled on December 31, 2007. The Association has a policy, in the event of a Named Executive’s disability, to continue to provide the Named Executive their base salary for a period of up to one year. A disabled Named Executive would initially be entitled to receive up to 26 weeks of New York State statutory disability benefits. The Named Executive would then become entitled to long-term disability benefits under the Association’s welfare benefit program available to all salaried employees. AFC’s contracts with the Named Executives provide that after 180 days AFC may, under applicable circumstances, terminate the Named Executive’s employment and continue to pay the Named Executive’s salary for an additional six (6) months. The number reflected in the Disability Payment column under the Salary heading is the net salary payable to the Named Executive after taking into consideration the statutory disability benefits to which the Named Executive is entitled and the maximum disability payment received from the Association’s long-term disability carrier. The number reflected under the Bonus heading is the actual bonus paid to the Named Executive for 2007 since the prorated bonus would cover the entire twelve (12) month period. The number reflected under the Value of Acceleration heading reflects either (i) the positive difference, if any, between the fair market value of AFC Common Stock on the date of acceleration and the exercise price as to all options the vesting of which would be accelerated due to disability or (ii) the fair market value of AFC Common Stock as to all restricted stock the vesting of which would be accelerated due to disability. The fair market value is the closing price of AFC Common Stock as quoted on the NYSE as of December 31, 2007.

(2)
Assumes the Named Executive died on December 31, 2007. The number reflected under the Bonus heading of the Payments upon Death column is the actual bonus paid to the Named Executive for 2007 since the prorated bonus would cover the entire twelve (12) month period. The number reflected under the Value of Acceleration heading reflects either (i) the positive difference, if any, between the fair market value of AFC Common Stock on the date of acceleration and the exercise price as to all options the vesting of which would be accelerated due to death or (ii) the fair market value of AFC Common Stock as to all restricted stock the vesting of which would be accelerated due to death. The fair market value is the closing price of AFC Common Stock as quoted on the NYSE as of December 31, 2007.

(3)
Severance payments are calculated assuming the Named Executive’s employment was terminated as of December 31, 2007. All Named Executives, with the exception of Mr. Eggleston and Mr. Fusco, who do not yet meet the age requirement for vesting, would upon termination be eligible to receive health related welfare benefits pursuant to the Post-retirement Medical Plan discussed below.

In the event of a change of control, the ESOP provides, among other things, that the plan shall be terminated, specifies that under certain circumstances additional contributions by the Association into such plan may be required and indicates the manner in which the remaining assets which have not yet been allocated to participants following such change of control shall be allocated to participating employees. This plan is a qualified defined contribution pension plan and does not discriminate in favor of the Named Executives.

In the event of a change of control, for any taxable year in which an executive would be liable for the payment of excise taxes under Section 4999 of the Code with respect to any compensation paid by AFC or any of its affiliated companies, AFC will pay to or on behalf of the executive, an amount, in addition to the severance payments noted above, sufficient to maintain the after-tax severance benefit as though the excise tax specified in Section 4999 of the Code did not apply.

As of December 31, 2007, based upon the assumptions indicated, these sums with respect to the Named Executives are estimated to be as follows:

Name	Excise Tax Gross-up ($)(1)
George L. Engelke, Jr.	5,726,351
Monte N. Redman	3,396,278
Gerard C. Keegan	1,679,278
Arnold K. Greenberg	2,231,230
Alan P. Eggleston	952,831
Frank E. Fusco	851,447

(1)
The excise tax-gross up calculation is based on the assumption that a change of control for tax purposes occurred as of December 31, 2007 and that the consideration provided to shareholders of AFC Common Stock was equal to the closing price of AFC Common Stock as quoted on the NYSE, on December 31, 2007, or $23.27.

The Association also maintains the Post-retirement Medical Plan for its officers with a rank of Vice President and higher. The Post-retirement Medical Plan provides that in the event a participant retires at age 55 or older with a minimum of 10 years of service, the officer will be provided with medical benefits for the remainder of the officer’s life and that of his or her spouse. The Association pays between 50% and 100% of the premiums for such coverage. The following table shows for each of the Named Executives the present value of the accumulated benefits with respect to the Post-retirement Medical Plan, as of December 31, 2007.

Name	Present Value of Accumulated Benefit ($)(1)
George L. Engelke, Jr.	122,251
Monte N. Redman	110,392
Gerard C. Keegan	121,917
Arnold K. Greenberg	130,011
Alan P. Eggleston (2)	98,555
Frank E. Fusco (2)	57,947

(1)
This column represents the present value of the accumulated benefit as of December 31, 2007, for the Named Executives under the Post-retirement Medical Plan based upon the assumptions as described in Note 15 to the Consolidated Financial Statements.

(2)	Mr. Eggleston and Mr. Fusco currently do not meet the age requirement to receive a benefit pursuant to the terms of the Post-retirement Medical Plan.

Annually, the Compensation Committee receives from management a review of the costs associated with the executive officers’ employment contracts. During 2007, those costs and the terms and conditions of such contacts were reviewed by Hewitt Consulting in connection with establishing compensation levels for 2008.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AFC’s independent registered public accounting firm, or principal accountant, for the fiscal year ended December 31, 2007 was KPMG LLP. Following its review of the qualifications of KPMG LLP and assuring itself that KPMG LLP is independent from AFC, its officers and directors and does not provide to AFC non-audit services to a degree that KPMG LLP’s independence may be impaired, the Audit Committee has reappointed KPMG LLP as independent registered public accounting firm, or principal accountant, for AFC and the Association for the year ending December 31, 2008, subject to ratification of such appointment by our shareholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

The following chart details fees billed or fees estimated to be billed for professional or other services rendered by KPMG LLP for AFC’s fiscal years ended December 31, 2006 and 2007:

KPMG LLP Fees Billed For The Fiscal Years Ended December 31, 2006 And 2007

	Fiscal Year Ended	Fiscal Year Ended
Service Categories	December 31, 2006	December 31, 2007
Audit Fees (1)	$1,193,000	$1,324,000

Audit-Related Fees (2)	$110,700	$96,000

Tax Fees (3)	$30,000	$30,000

All Other Fees (4)	$0.00	$0.00

(1)
Audit Fees reflect aggregate fees billed or estimated to be billed for professional services rendered for the audit of AFC’s consolidated financial statements, the reviews of the financial statements included in AFC’s Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements, including services rendered in connection with the audit of internal controls over financial reporting maintained by AFC.

(2)
Audit-Related Fees reflect aggregate fees billed or estimated to be billed for assurance and related services (within the meaning of Item 9(e)(2) of Regulation Section 240.14a-101 of the Exchange Act) that are reasonably related to the performance of the audit or review of AFC’s consolidated financial statements and not reported as Audit Fees, including but not limited to the audit of AFC’s employee benefit plans.

(3)
Tax Fees reflect aggregate fees billed or estimated to be billed for professional services for tax compliance, tax advice and tax planning, consisting primarily of review of state and federal tax returns and quarterly tax payments.

(4)	All Other Fees reflect aggregate fees billed for products and services provided by KPMG LLP other than those set forth above as Audit Fees, Audit-Related Fees and Tax Fees.

It is the policy of the Audit Committee to pre-approve all services provided by KPMG LLP to AFC. In the absence of contrary action by the Audit Committee, of which there has been none, the Board has also delegated to the Chairman of the Audit Committee the authority to pre-approve such services. The Chairman of the Audit Committee is then responsible to report such authorization to the Audit Committee at its next scheduled meeting. All services provided by KPMG LLP during fiscal year 2006 and 2007 were pre-approved by the Audit Committee or the Chairman of the Audit Committee pursuant to the delegation of authority and procedure outlined above.

The Audit Committee, as part of its review of the disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” considered whether the provision of the services rendered, the fees for which are reflected in the chart above entitled “KPMG LLP Fees Billed for the Fiscal Years ended December 31, 2006 and 2007” under the captions entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” were, and found them to be, compatible with maintaining the independence of KPMG LLP.

During 2006, the Office of Thrift Supervision together with the other federal banking regulatory agencies published the “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters.” The advisory is effective for any audit engagement letters entered into by the Association after February 9, 2006 and specifies that agreeing to certain limitation of liability provisions in an audit engagement letter would constitute an unsafe and unsound banking practice on the part of the Association. AFC believes that its engagement letters with KPMG LLP for the 2006 and 2007 audits fully comply with the “Interagency Advisory on the Unsafe and Unsound Use of Limitation of Liability Provisions in External Audit Engagement Letters.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AFC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee

The information set forth in this section, including but not limited to the Report of the Audit Committee, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting materials” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

It has been and continues to be the practice of the Board to maintain an Audit Committee of the Board. The Board has adopted a written Charter of the Audit Committee. A copy of the Audit Committee’s Charter is posted on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” The Charter specifies the purpose of the Audit Committee, the appointment and composition of its members, procedural matters with respect to its meetings, the responsibilities and duties of the Audit Committee and the reporting of Audit Committee activities and recommendations. The management of AFC is primarily responsible for implementing and evaluating the effectiveness of the system of internal controls and financial reporting processes of AFC. AFC’s independent registered public accounting firm is responsible for expressing an opinion on the consolidated financial statements of AFC based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion regarding the effective operation of the system of internal controls over financial reporting.

AFC Common Stock is listed on the NYSE. The Board has determined that the members of the Audit Committee meet the applicable independence standards set forth in the NYSE Listed Company Manual.

Report of the Audit Committee

Under rules established by the SEC, AFC is required to provide certain data and information regarding the activities of its Audit Committee. In fulfillment of this requirement, the Audit Committee of AFC, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement.

At its meeting held on February 26, 2008, the Audit Committee reviewed the Consolidated Financial Statements and discussed such statements with the management of AFC. At such meeting and at other meetings held during 2007 and 2008, the Audit Committee discussed with AFC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” referred to as SAS 61. The matters required to be discussed pursuant to SAS 61 include, but are not limited to, significant accounting policies, management judgments and accounting estimates, uncorrected and corrected misstatements, if any, disagreements with management, if any, difficulties encountered with management in performing the audit, if any, and independence.

The Audit Committee has received and reviewed the written disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee has discussed with KPMG LLP the independence of KPMG LLP.

Based upon the review and discussion referred to in this Report, the Audit Committee, at its meeting held on February 26, 2008, approved and recommended to the Board the inclusion of the Consolidated Financial Statements in the Annual Report on Form 10-K of AFC for the year ended December 31, 2007.

Audit Committee of AFC

Thomas J. Donahue, Chairman	Peter C. Haeffner, Jr.
Andrew M. Burger	Ralph F. Palleschi
Denis J. Connors	Leo J. Waters

Additional Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires AFC’s directors and executive officers, among others, to file reports of ownership and changes in ownership of their AFC equity securities with the SEC and to furnish AFC with copies of all such reports. Based solely upon a review of the copies of these reports and amendments thereto received by AFC, AFC believes that all applicable filing requirements were complied with for 2007.

Cost of Proxy Solicitation

The cost of solicitation of proxies by AFC will be borne by AFC. Georgeson Inc. has been retained to assist in the solicitation of proxies under a contract providing for payment of a fee of $8,000 plus reimbursement for its expenses. In addition to solicitations by mail and by Georgeson Inc., a number of officers and employees of AFC and the Association may solicit proxies in person, by mail or by telephone, but none of these persons will receive any compensation for their solicitation activities in addition to their regular compensation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of AFC Common Stock held of record by such fiduciaries, and AFC will reimburse them for their reasonable expenses in accordance with the rules of the SEC and the NYSE.

Shareholder Proposals

To be considered for inclusion in AFC’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2009, a shareholder proposal, including a recommendation of a director nominee, must be received by the Secretary of AFC at the address set forth on page 1 of this Proxy Statement not later than December 10, 2008. Any shareholder proposal will be subject to Rule 14a-8 promulgated by the SEC under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of AFC provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board. The shareholder must give written advance notice to the Secretary of AFC not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth (10th) day following the date on which AFC’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder’s name and address, as they appear on AFC’s record of shareholders, the class and number of shares of AFC’s capital stock that are beneficially owned by such shareholder, a brief description of the proposed business or the names of the person(s) the shareholder proposes to nominate, and, as to business which the shareholder seeks to bring before an annual meeting, the reason for conducting such business at the annual meeting and any material interest of such shareholder in the proposed business.

In the case of nominations for election to the Board, the shareholder’s notice must also include as to each proposed nominee all information regarding the proposed nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act, including, but not limited to, such proposed nominee’s consent to being named in the proxy statement as a nominee and to serve if elected. Nothing in this paragraph shall be deemed to require AFC to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

Shareholder Communications

The Board has established a process for shareholders or other interested parties to communicate with the Board or any of its members. Communications to Messrs. Engelke or Keegan may be sent directly to them at the address set forth on page 1 of this Proxy Statement. Those who wish to communicate with the presiding director, the non-management, or independent, directors or the entire Board may do so by writing to:

Chairman of the Nominating and Corporate Governance Committee
c/o Alan P. Eggleston, Executive Vice President, Secretary and General Counsel
Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York 11042

Such communications should be delivered in a sealed envelope marked “Personal and Confidential.” Such communications shall be delivered unopened by the Executive Vice President, Secretary and General Counsel to the Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Nominating and Corporate Governance Committee will acknowledge receipt of such correspondence and, if applicable, provide a copy to each Board member or each non-management or independent director.

Employees, who may also be shareholders of AFC, are provided several methods for providing confidential communications to the Chairman of the Audit Committee and the Chairman of the Nominating and Corporate Governance Committee. These procedures are outlined in AFC’s Code of Business Conduct and Ethics, which applies to all directors, officers and employees of AFC and its affiliated companies, including the Association and is available on AFC’s Investor Relations website at http://ir.astoriafederal.com under the heading “Corporate Governance.” Shareholders may request a printed copy of such document by contacting the Investor Relations Department of AFC by calling (516) 327-7869 or in writing at the address specified on page 1 of this Proxy Statement.

Director Attendance at Annual Meetings

It is the policy of AFC that all directors are strongly encouraged to attend the Annual Meeting and that, at a minimum, a quorum of the Board be in attendance. At the annual meeting of shareholders held on May 16, 2007, all of the directors were present.

Other Matters Which May Properly Come Before the Meeting

The Board knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, the dates by which shareholder proposals and notices of business to be conducted at an Annual Meeting having been previously disclosed, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board.

Whether or not you intend to be present at the Annual Meeting, you are urged to vote on the Internet or return your proxy card promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

An additional copy of AFC’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2007, as filed with the SEC, will be furnished without charge to any shareholder upon written request to Astoria Financial Corporation, Investor Relations Department, One Astoria Federal Plaza, Lake Success, New York 11042-1085. Copies can also be obtained without charge from AFC’s Investor Relations website at http://ir.astoriafederal.com.

By order of the Board,

Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

Lake Success, New York
April 8, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES OF AFC COMMON STOCK ON THE INTERNET OR COMPLETE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

Please mark your votes like this ☒

COMMON

THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

1. The election of nominees

   01 George L. Engelke, Jr,
   02 Peter C. Haeffner, Jr. and
   03 Ralph F. Palleschi

   as directors for terms of three years each and the election of nominee

   04 Leo J. Waters

   as a director for a term of two years.

   FOR ☐ WITHHOLD ☐

To withhold authority to vote FOR any particular nominee, line or strike out that nominee's name and then check the appropriate box as to the remaining nominees.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal Nos. 1 and 2 listed above in this revocable proxy were proposed by Astoria Financial Corporation. Other than Proposal Nos. 1 and 2, Astoria Financial Corporation is not currently aware of any other business that may come before the Annual Meeting. The persons named as proxies herein will vote the shares represented hereby as directed by the Board of Directors of Astoria Financial Corporation upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to postpone or adjourn the Annual Meeting.

THIS PROXY IS REVOCABLE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

The undersigned hereby acknowledges notice and access to or receipt of, prior to the execution of this proxy, a Notice of Annual Meeting of Shareholders of Astoria Financial Corporation, a Proxy Statement dated April 8, 2008 for the Annual Meeting and an Astoria Financial Corporation 2007 Annual Report and Form 10-K.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

Signature ______________________ Signature ______________ Date: ____________, 2008

Please sign name exactly as it appears hereon. If shares are registered in more than one name, all should sign, but if one signs, it binds the others. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/af Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	**1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

ASTORIA FINANCIAL CORPORATION

REVOCABLE PROXY

The undersigned shareholder of Astoria Financial Corporation hereby authorizes and appoints John M. Graham, Jr., John M. Graham, III or either of them as proxy of the undersigned, with full power of substitution, to attend and act as proxy for the undersigned and to vote as designated below all shares of common stock of Astoria Financial Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Astoria Financial Corporation, to be held on May 21, 2008 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your ASTORIA FINANCIAL CORPORATION account online.

Access your Astoria Financial Corporation shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Astoria Financial Corporation, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

Please mark your votes like this ☒

ESOP SHARES THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE "FOR"ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

1. The election of nominees

   01 George L. Engelke, Jr,
   02 Peter C. Haeffner, Jr. and
   03 Ralph F. Palleschi

   as directors for terms of three years each and the election of nominee

   04 Leo J. Waters

   as a director for a term of two years.

FOR	WITHHOLD
☐	☐

To withhold authority to vote FOR any particular nominee, line or strike out that nominee's name and then check the appropriate box as to the remaining nominees.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

Proposal Nos. 1 and 2 listed above in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 8, 2008 for the Annual Meeting and an Astoria Financial Corporation 2007 Annual Report and Form 10-K.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

Signature ____________________ Signature ____________________ Date: ____________, 2008

Signature of participant, former participant or designated beneficiary of deceased former participant.
Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

^ FOLD AND DETACH HERE ^

ASTORIA FINANCIAL CORPORATION
CONFIDENTIAL VOTING INSTRUCTION
SOLICITED BY THE EMPLOYEE STOCK OWNERSHIP PLAN COMMITTEE, AS PLAN ADMINISTRATOR, FOR THE ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION EMPLOYEE STOCK OWNERSHIP PLAN

As a named fiduciary, the undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the ESOP) hereby provides the voting instructions hereinafter specified to BNY Mellon Shareholder Services, as designee of Astoria Federal Savings and Loan Association, which instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the ESOP (the Trustee), to vote, in person, by limited or general power of attorney or by proxy, the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 26, 2008, at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 21, 2008 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

As to the proposals listed below which are more particularly described in the Proxy Statement dated April 8, 2008, the Trustee will vote the common stock of Astoria Financial Corporation held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter dated April 8, 2008 from the ESOP Committee.

If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter dated April 8, 2008 from the ESOP Committee.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

Please mark your votes like this ☒

401K Plan Shares **THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.**

1. The election of nominees

   01 George L. Engelke, Jr,
   02 Peter C. Haeffner, Jr. and
   03 Ralph F. Palleschi

   as directors for terms of three years each and the election of nominee

   04 Leo J. Waters

   as a director for a term of two years.

   FOR ☐ **WITHHOLD** ☐

   FOR ☐ AGAINST ☐ ABSTAIN ☐

In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

Proposal Nos. 1 and 2 listed above in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

To withhold authority to vote FOR any particular nominee, line or strike out that nominee's name and then check the appropriate box as to the remaining nominees.

The undersigned hereby instructs the Plan Administrator to direct the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 8, 2008 for the Annual Meeting and an Astoria Financial Corporation 2007 Annual Report and Form 10-K.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

Signature ______________________ Signature ______________ Date: ______________ , 2008

Signature of participant, former participant or designated beneficiary of deceased former participant.
Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

▲ FOLD AND DETACH HERE ▲

ASTORIA FINANCIAL CORPORATION
CONFIDENTIAL VOTING INSTRUCTION
SOLICITED BY ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, AS PLAN ADMINISTRATOR, FOR THE ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION INCENTIVE SAVINGS PLAN

The undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Incentive Savings Plan (the 401K Plan) as a named fiduciary hereby provides the voting instructions hereinafter specified to Mellon Investor Services LLC, as the designee of Astoria Federal Savings and Loan Association, as Plan Administrator (the Plan Administrator), which instructions shall be taken into account in directing Prudential Bank & Trust Company, FSB, as trustee of the 401K Plan (the Trustee) to vote in person, by limited or general power of attorney or by proxy the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 26, 2008, at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 21, 2008 at 9:30 a.m., Eastern Time, at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

As to the proposals listed below which are more particularly described in the Proxy Statement dated April 8, 2008, the Plan Administrator of the 401K Plan will give voting directions to the Trustee. Such directions will reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Plan Administrator dated April 8, 2008.

If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter from the Plan Administrator dated April 8, 2008.

(Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000 April 8, 2008

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to Be Held on Wednesday, May 21, 2008

You can view the Annual Report and Proxy Statement for Astoria Financial Corporation on the Internet: http://bnymellon.mobular.net/bnymellon/af

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 21, 2008

Dear Shareholder:

The Annual Meeting of Shareholders of Astoria Financial Corporation (the “Company”) will be held on Wednesday, May 21, 2008, at 9:30 a.m., Eastern Time, at the Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, NY 11040. The meeting will be held to consider and act upon the following matters:

Proposals to be considered at the Annual Meeting:

1.	The election of four directors, three for terms of three years each and one for a term of two years;

2.	The ratification of the appointment of the independent registered public accounting firm; and

3.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Management recommends a vote “FOR” Items 1 and 2.

The Board of Directors has fixed the close of business on March 26, 2008 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at the meeting and at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042 for a period of ten days prior to the meeting.

CONTROL NUMBER
↓
You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number	→

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 5, 2008 to facilitate timely delivery.

The following Proxy Materials are available for you to review online at:
http://bnymellon.mobular.net/bnymellon/af

•	the Company’s 2008 Proxy Statement (including all attachments thereto);
•	the Proxy Card;
•	the Company Annual Report for the year ended December 31, 2007 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

To request a paper copy of the Proxy Materials, please call 1-888-313-0164, or you may request a paper copy by email at shrrelations@bnymellon.com, or by logging onto http://bnymellon.mobular.net/bnymellon/af.

ACCESSING YOUR PROXY MATERIALS ONLINE

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for Astoria Financial Corporation are available to review at:

http://bnymellon.mobular.net/bnymellon/af

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

April 8, 2008

To:	All Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the "ESOP") Participants

Re:	Annual Meeting of Shareholders to be held on May 21, 2008

In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 21, 2008, enclosed please find the following documents:

a)	Confidential Voting Instruction card,
b)	Proxy Statement dated April 8, 2008, including a Notice of Annual Meeting of Shareholders,
c)	2007 Annual Report and Form 10-K, and
d)	postage-paid return envelope addressed to BNY Mellon Shareholder Services, Proxy Tabulation Department (BNY Mellon Shareholder Services is the Confidential Voting Instruction tabulator for the ESOP).

As a participant and a “named fiduciary” in the ESOP, you have the right to direct the ESOP Trustee (Prudential Bank & Trust Company, FSB) how to vote at the Annual Meeting the shares of Astoria Financial Corporation Common Stock (Shares) allocated to your account in the ESOP and held as of March 26, 2008 by Prudential Bank & Trust Company, FSB, as ESOP Trustee.

As a “named fiduciary,” you are the party who is identified in the voting section of the ESOP Trust as responsible for directing the Trustee how to vote your allocated ESOP Shares. The number of Shares in your ESOP account held by Prudential Bank & Trust Company, FSB is shown on the enclosed Confidential Voting Instruction card. Please mark the appropriate boxes on the card and sign, date and return it in the enclosed postage-paid return envelope. If you sign, date and return your card, but do not check the box for a particular proposal, the Trustee will vote your shares according to the recommendation of the Board of Directors for that particular proposal. For your ESOP voting instruction to be counted, BNY Mellon Shareholder Services must receive your Confidential Voting Instruction card no later than May 13, 2008.

The ESOP Trust states that the Trustee will generally vote unallocated Shares and allocated Shares for which it receives no written instructions in the same manner and proportion as the allocated Shares for which voting instructions have been received. The Trustee's vote must be in accordance with its fiduciary duties and in a manner determined by the Trustee to be prudent and solely in the interest of ESOP participants and beneficiaries. State Street Bank and Trust Company has been engaged as Independent Fiduciary to make this determination for the ESOP Trustee.

Unanticipated Proposals

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2008 Annual Meeting of Shareholders. If this should happen, the Independent Fiduciary will determine for the ESOP Trustee how to vote upon such matters.

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Trustee. You should then seal the card in the enclosed envelope and return it to BNY Mellon Shareholder Services. To direct the voting of Shares within the ESOP, the Confidential Voting Instruction card must be received by BNY Mellon Shareholder Services no later than May 13, 2008.

Please note that the instructions of individual participants are to be kept confidential by BNY Mellon Shareholder Services and the Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

Very truly yours, The ESOP Committee

By:	/s/Steven G. Miss
Steven G. Miss

One Astoria Federal Plaza Lake Success, NY 11042-1085 (516) 327-3000

April 8, 2008

To:	All Astoria Federal Savings and Loan Association Incentive Savings Plan ("401K Plan") Participants with a portion of their account balance invested in the Employer Stock Fund

Re:	Annual Meeting of Shareholders to be held on May 21, 2008

In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 21, 2008, enclosed please find the following documents:

a)	Confidential Voting Instruction card,
b)	Proxy Statement dated April 8, 2008, including a Notice of Annual Meeting of Shareholders,
c)	2007 Annual Report and Form 10-K, and
d)
postage-paid return envelope addressed to BNY Mellon Shareholder Services, Proxy Tabulation Department (BNY Mellon Shareholder Services is the Confidential Voting Instruction tabulator for the 401K Plan).

As a participant in the 401K Plan with all or a portion of your account balance invested in the Employer Stock Fund and as a “named fiduciary,” you have the right to participate in directing how the Plan Administrator (Astoria Federal Savings and Loan Association) instructs the 401K Trustee (Prudential Bank & Trust Company, FSB) to vote the shares of Astoria Financial Corporation Common Stock (Shares) held by the 401K Plan as of March 26, 2008, the meeting record date (provided that you had all or a portion of your account invested in the Employer Stock Fund as of the most recent valuation date on or before the meeting record date). In general, the 401K Trustee will be directed to vote the Shares held in the Employer Stock Fund “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal listed on the Confidential Voting Instruction card in the same proportions as instructions to cast votes “FOR” and “AGAINST” (or in the case of electing directors, “FOR” and “WITHHOLD”) each proposal are given by those individuals with the right to give directions. Each individual’s instructions are weighted according to the value of the participant’s interest in the Employer Stock Fund as of the most recent valuation available prior to the record date. If you do not file a Confidential Voting Instruction card on or before May 13, 2008, or if you “ABSTAIN”, your directions will not count.

Unanticipated Proposals

It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2008 Annual Meeting of Shareholders. If this should happen, the 401K Trustee will be instructed to vote upon such matters in the 401K Trustee’s discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the 401K Trustee.

Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Plan Administrator. You should then seal the card in the enclosed envelope and return it to BNY Mellon Shareholder Services. To direct the voting of your Shares, your instruction card must be received by BNY Mellon Shareholder Services no later than May 13, 2008.

Please note that the instructions of individual participants are to be kept confidential by BNY Mellon Shareholder Services and the 401K Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

Very truly yours, Plan Administrator for the Astoria Federal Savings and Loan Association Incentive Savings Plan

By:	/s/ Steven G. Miss
Authorized Signature